EXHIBIT 99.1

SHARE EXCHANGE AGREEMENT

among

Tom Liu, David Liu, Lee Kuen Cheung, Wai Yung Lau, Zheng Liu, Yizhi
Zeng, Luisa Wong, Jack Xu, Yong Yang and Guoxiu Yan

and

KUBUK International, Inc.,
a California corporation

and

Chilco River Holdings Inc.,
a Nevada corporation

made as of

July 15, 2005

Table of Contents

I. Definitions	2

II. Purchase of Shares and Closing	8
2.1 Share Exchange	8
2.2 Exchange Consideration	8
2.3 Exchange Share Escrows	8
2.4 The Closing	9
2.5 Shareholders Representative	13
2.6 Chilco Common Stock	14
2.7 Further Assurances	14
2.8 Tax-Free Reorganization	15
III. Representations and Warranties of Shareholders	15
3.1 Title to Shares	15
3.2 Incorporation; Power and Authority	15
3.3 Valid and Binding Agreement	15
3.4 No Breach; Consents	15
3.5 Brokerage	16
3.6 Investment	16

IV. Representations and Warranties Regarding the Company	16
4.1 Incorporation; Power and Authority	16
4.2 Valid and Binding Agreement	17
4.3 No Breach; Consents	17
4.4 Capitalization	17
4.5 Subsidiaries	18
4.6 Financial Statements	18
4.7 Absence of Undisclosed Liabilities	19
4.8 Books and Records	19
4.9 Absence of Certain Developments	19
4.10 Property	21
4.11 Accounts Receivable	22
4.12 Inventory	22
4.13 Tax Matters	23
4.14 Intellectual Property Rights	24
4.15 Material Contracts	25
4.16 Litigation	27
4.17 Insurance	27
4.18 Compliance with Laws; Governmental Authorizations	27
4.19 Environmental Matters	28
4.20 Employees	30
4.21 Employee Benefits	30
4.22 Affiliate Transactions	31
4.23 Brokerage	31
4.24 Availability of Documents	31
4.25 Solvency	31

ii

4.26 Disclosure	32

V. Representations and Warranties of Chilco	32
5.1 Incorporation; Power and Authority	32
5.3 Valid and Binding Agreement	33
5.4 No Breach; Consents	33
5.5 Brokerage	33
5.6 Investment Intent	33
5.7 Chilco Common Stock	33
5.8 SEC Filings; Financial Statements	33
5.9 Certain Tax Matters	34
5.10 Undisclosed Liabilities	34
5.11 Interim Changes	34

VI. Agreements of Shareholders and Chilco	36
6.1 Company Conduct of the Business	36
6.2 Company Notice of Developments	37
6.3 Company Audited Financial Statements	37
6.4 Shareholder Post-Closing Access	37
6.5 Shareholder Litigation Support	37
6.6 Shareholder Release of Claims	38
6.7 Chilco Listing	38
6.8 Chilco Employee Matters	38
6.9 Chilco Tax Matters	38

VII. Conditions to Closing	38
7.1 Conditions to Chilco’s Obligations	38
7.2 Conditions to Shareholders#146; Obligations	39

VIII. Post Closing Covenants and Escrow Releases	40
8.1 Financing Transaction	40
8.2 Subsequent Financing	40
8.3 Escrow Release for Below Minimum Price Offering	40
8.4 Co-Sale of Shareholder Principal Securities	42
8.5 Escrow Release to Rightholders	42

IX. Indemnification	43
9.1 Indemnification by Shareholder Principals	43
9.2 Indemnification by Chilco Principals	44
9.3 Indemnification in Case of Strict Liability or
Indemnitee Negligence	45

X. General	46
10.1 Press Releases and Announcements	46
10.2 Expenses	46
10.3 Amendment and Waiver	46
10.4 Notices	47
10.5 Assignment	48
10.6 No Third-Party Beneficiaries	48
10.7 Severability	48
10.8 Complete Agreement	48

iii

10.9 Schedules	49
10.10 Signatures; Counterparts	49
10.11 Governing Law	49
10.12 pecific Performance	49
10.13 Jurisdiction	50
10.14 Waiver of Jury Trial	50
10.15 Construction	50
10.16 Time of Essence	51

Signatures

Exhibit A — Form of Escrow Agreement
Exhibit B — Allocation of Exchange Consideration among Shareholders and Rightholder Escrow Distributions
Exhibit C — Form of Opinion of Counsel for Shareholders
Exhibit D — Form of Opinion of Peruvian Counsel for the Company
Exhibit E — Form of FIRPTA Certificate

iv

SHARE EXCHANGE AGREEMENT

        This SHARE EXCHANGE AGREEMENT (this “Agreement”) among Chilco River Holdings Inc., a Nevada corporation (“Chilco”); KUBUK International, Inc., a California corporation (the “Company”); Tom Liu, David Liu, Lee Kuen Cheung, Wai Yung Lau, Zheng Liu, Yizhi Zeng, Luisa Wong, Jack Xu, Yong Yang and Guoxiu Yan (“Shareholders”); and Tom Liu as Shareholders Representative (“Shareholders Representative”) is made as of July 15, 2005.

Recitals

        WHEREAS, the Shareholders own all of the outstanding capital stock of the Company;

        WHEREAS, the Company has the right to own and operate, through two wholly owned subsidiaries, the Hotel Cinco Estrellas in Lima, Peru (the “Bruce Hotel and Casino”), and on the Closing Date will own all right, title and interest in all property, real, personal or mixed, tangible and intangible, of every kind and description, that relate to, have been developed for use in connection with, arise from the conduct of, are used or held for use in connection with or are necessary for the conduct of the business as conducted or proposed to be conducted in connection with the Bruce Hotel and Casino (the “Business”);

        WHEREAS, the Shareholders desire to transfer, and Chilco desires to acquire or cause one or more of its affiliates to acquire, all of the outstanding capital stock and other equity interests of the Company, including the Consultant Rights, and to otherwise retire all other outstanding equity interests of the Company by issuing 19,250,000 shares of Chilco Common Stock as consideration on the terms and subject to the conditions set forth in this Agreement;

        WHEREAS, Chilco intends to secure financing in the amount of US$5,000,000 in one or more transactions to close as soon as practicable after the Closing Date on terms acceptable to Chilco and the Shareholders (the “Financing Transaction”), and to raise an additional US$20,000,000;

        WHEREAS, one or more shareholders of Chilco (the “Contributing Shareholders”) will agree, prior to Closing, to contribute shares of Chilco’s common stock to Chilco as an additional capital contribution (the “Capital Contribution Shares”), and Chilco has agreed to accept such Capital Contribution Shares as an additional capital contribution and to cause the Capital Contribution Shares to be cancelled so that there will be 2,200,000 shares of Chilco Common Stock issued and outstanding immediately prior to Closing and without giving effect to the Financing Transaction;

        WHEREAS, Nefilim Associates, LLC, a Massachusetts limited liability company, T Morgan LLC, a Delaware limited liability company, and Sean Sullivan (the “Rightholders”) hold certain rights to receive capital stock of the Company or an entity acquired by the Company (collectively, the “Consultant Rights”) upon satisfaction of certain conditions under the terms of Consulting Agreements dated May 9, 2005 with respect to Sean Sullivan, May 19, 2005 with respect to Nefilim Associates, LLC and June 1, 2005 with respect to T Morgan LLC (collectively, the “Consultant Agreements”);

        WHEREAS, all other outstanding equity interests of the Company will be canceled or redeemed immediately prior to the Closing Date; and

        WHEREAS, Chilco and Shareholders desire that (i) Chilco’s acquisition of all of the outstanding capital stock of the Company, solely in exchange for voting stock of Chilco, is intended to represent a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, and (ii) this Agreement is intended to represent a “plan of reorganization” with respect to such reorganization;

        NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

I.  Definitions

        Certain terms not defined in this Article I are defined in Article II.

        “Admitted Claim” has the meaning set forth in Section 9.1(b).

        “Affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act.

        “Agreement” has the meaning set forth in the first paragraph of this Agreement.

        “Ancillary Agreements” means the Escrow Agreement in the form of Exhibit A, and any other agreement that the Parties may mutually agree are necessary or desirable in connection with the Closing.

        “Annual Financial Statements” has the meaning set forth in Section 4.6.

        “Bruce Grupo Appraisal” has the meaning set forth in Section 2.4(c)(i)(P).

        “Bruce Grupo Financial Statements” has the meaning set forth in Section 2.4(c)(i)(O).

        “Capital Contribution Shares” has the meaning set forth in the recitals of this Agreement.

        “Capital Lease” means a lease on which the Company is a lessee that is a capital lease as determined in accordance with GAAP.

        “Chilco” has the meaning set forth in the first paragraph of this Agreement.

        “Chilco Claim” has the meaning set forth in Section 9.1(b).

        “Chilco Common Stock” means shares of common stock, par value $0.001 per share, of Chilco.

        “Chilco Losses” has the meaning set forth in Section 9.1(a).

        “Chilco Material Adverse Effect” means any change, effect, event or condition, individually or in the aggregate, that has had, or, with the passage of time, could have, a material adverse effect on the business, assets, properties, condition (financial or otherwise), results of operations, prospects or customer, supplier or employee relationships of Chilco, taken as a whole.

        “Chilco Principals” means Gavin Roy and Robert Krause.

        “Chilco SEC Reports” has the meaning set forth in Section 5.8(a).

        “Consulting Agreements” has the meaning set forth in the recitals of this Agreement.

        “Consultant Rights” has the meaning set forth in the recitals of this Agreement.

        “Code” means the Internal Revenue Code of 1986, as amended.

        “Company” has the meaning set forth in the recitals of this Agreement.

        “Consent” means any authorization, consent, approval, filing, waiver, exemption or other action by or notice to any Person.

        “Contract” means a contract, agreement, lease, commitment or binding understanding, whether oral or written, that is in effect as of the date of this Agreement or any time after the date of this Agreement.

        “Disclosure Schedule” means the schedule delivered by Shareholders to Chilco on or prior to the date of this Agreement.

        “Encumbrance” means any charge, claim, community property interest, easement, covenant, condition, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

        “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        “Financing Transaction” has the meaning set forth in the recitals of this Agreement.

        “GAAP” means United States generally accepted accounting principles, as in effect from time to time.

        “Governmental Authorization” means any approval, consent, license, permit, waiver, registration or other authorization issued, granted, given, made available or otherwise required by any Governmental Entity or pursuant to Law.

        “Governmental Entity” means any federal, state, local, foreign, international or multinational entity or authority exercising executive, legislative, judicial, regulatory, administrative or taxing functions of or pertaining to government.

        “Governmental Order” means any judgment, injunction, writ, order, ruling, award or decree by any Governmental Entity or arbitrator.

        “Insider” means (i) a shareholder, officer, director or employee of the Company or any Subsidiary, (ii) any Member of the Immediate Family of any shareholder, officer, director or employee of the Company or any Subsidiary or (iii) any entity in which any of the Persons described in clause (i) or (ii) owns any beneficial interest (other than less than one percent of the outstanding shares of capital stock of any corporation whose stock is listed on a national securities exchange or publicly traded on The NASDAQ National Market).

        “Intellectual Property Rights” means (i) rights in patents, patent applications and patentable subject matter, whether or not the subject of an application, (ii) rights in trademarks, service marks, trade names, trade dress and other designators of origin, registered or unregistered, (iii) rights in copyrightable subject matter or protectable designs, registered or unregistered, (iv) trade secrets, (v) rights in internet domain names, uniform resource locators and e-mail addresses, (vi) rights in semiconductor topographies (mask works), registered or unregistered, (vii) know-how and (viii) all other intellectual and industrial property rights of every kind and nature and however designated, whether arising by operation of Law, Contract, license or otherwise.

        “IRS” means the United States Internal Revenue Service.

        “Knowledge of any Shareholder” means the knowledge of any Shareholder or any director or officer of the Company or any knowledge that would have been acquired by any such Person upon appropriate reasonable inquiry and investigation.

        “Last Fiscal Year End” has the meaning set forth in Section 4.6.

        “Latest Balance Sheet” has the meaning set forth in Section 4.6.

        “Latest Balance Sheet Date” has the meaning set forth in Section 4.6.

        “Latest Financial Statements” has the meaning set forth in Section 4.6.

        “Law” means any constitution, law, ordinance, principle of common law, regulation, statute or treaty of any Governmental Entity.

        “Liability” means any liability or obligation whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted.

        “Licensed-In Intellectual Property Rights” means Third-Party Intellectual Property Rights used or held for use by the Company or any Subsidiary with the permission of the owner.

        “Litigation” means any claim, action, arbitration, mediation, audit, hearing, investigation, proceeding, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity or arbitrator or mediator.

        “Loss” means any Litigation, Governmental Order, complaint, claim, demand, damage, deficiency, penalty, fine, cost, amount paid in settlement, liability, obligation, Tax, Encumbrance, loss, expense or fee, including court costs and attorneys’ fees and expenses.

        “Material Adverse Effect” means any change, effect, event or condition, individually or in the aggregate, that has had, or, with the passage of time, could have, a material adverse effect on the business, assets, properties, condition (financial or otherwise), results of operations, prospects or customer, supplier or employee relationships of the Company and its Subsidiaries, taken as a whole.

        “Material Contracts” has the meaning set forth in Section 4.15(a).

        “Member of the Immediate Family” of a Person means a spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law, and brother- or sister-in-law of such Person.

        “Off-the-Shelf Software” means Software that is widely commercially available for a price of less than $1,000 for any number of users or less than $1,000 per seat, PC, CPU or user.

        “Ordinary Course of Business” means the ordinary course of business of the Company and the Subsidiaries consistent with past custom and practice (including with respect to quantity and frequency) as it has been conducted since the Last Fiscal Year End.

        “Organizational Documents” means (i) the articles or certificate of incorporation and the bylaws of a corporation, (ii) the partnership agreement and any statement of partnership of a general partnership, (iii) the limited partnership agreement and the certificate of limited partnership of a limited partnership, (iv) the limited liability company agreement and articles or certificate of formation of a limited liability company, (v) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person and (vi) any amendment to any of the foregoing.

        “Owned Intellectual Property Rights” means Intellectual Property Rights owned by the Company or any Subsidiary.

        “Owned Real Property” has the meaning set forth in Section 4.10(b).

        “Permitted Encumbrances” means (i) Encumbrances for Taxes and other governmental charges and assessments (except assessments for public improvements levied, pending or deferred against the Owned Real Property) that are not yet due and payable or which are being contested in good faith by appropriate proceedings (provided required payments have been made in connection with any such contest), (ii) Encumbrances of carriers, warehousemen, mechanics’ and materialmen and other like Encumbrances arising in the Ordinary Course of Business (provided lien statements have not been filed as of the Closing Date), (iii) easements, rights of way and restrictions, zoning ordinances and other similar Encumbrances affecting the Real

Property and which do not unreasonably restrict the use thereof or Chilco’s proposed use thereof in the Ordinary Course of Business, (iv) statutory Encumbrances in favor of lessors arising in connection with any leased property leased to the Company or any Subsidiary, (v) Encumbrances reflected in the Latest Financial Statements or arising under Material Contracts and (vi) Encumbrances that will be removed prior to or in connection with the Closing.

        “Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, Governmental Entity or other entity.

        “Plan” means every plan, fund, contract, program and arrangement (whether written or not) for the benefit of present or former employees, including those intended to provide (i) medical, surgical, health care, hospitalization, dental, vision, workers’ compensation, life insurance, death, disability, legal services, severance, sickness or accident benefits, (ii) pension, profit sharing, stock bonus, retirement, supplemental retirement or deferred compensation benefits or (iii) salary continuation, unemployment, supplemental unemployment, severance, termination pay, change-in-control, vacation or holiday benefits.

        “Property” has the meaning set forth in Section 4.19(a)(iv).

        “Registered Intellectual Property Rights” means Intellectual Property Rights that are the subject of a pending application or an issued patent, trademark, copyright, design right or other similar registration formalizing exclusive rights.

        “Remedies Exception,” when used with respect to any Person, means except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

        “Return” means any return, declaration, report, estimate, information return and statement pertaining to any Taxes.

        “Rightholders” has the meaning set forth in the recitals of this Agreement.

        “SEC” means the United States Securities and Exchange Commission.

        “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        “Shareholders” has the meaning set forth in the first paragraph of this Agreement.

        “Shareholders Losses” has the meaning set forth in Section 9.2(a).

        “Shareholder Principals” means Tom Liu and David Liu.

        “Shareholders Representative” has the meaning set forth in the first paragraph of this Agreement.

        “Software” means computer programs or data in computerized form, whether in object code, source code or other form.

        “Subsidiary” means any Person in which any ownership interest is owned, directly or indirectly, by another Person. When used without reference to a particular entity, Subsidiary means a Subsidiary of the Company.

        “Tax Affiliate” means each of the Company and the Subsidiaries and any other Person that is or was a member of an affiliated, combined or unitary group of which the Company or any Subsidiary is or was a member.

        “Taxes” means all taxes, charges, fees, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, social security, unemployment, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, including all interest and penalties thereon, and additions to tax or additional amounts imposed by any Governmental Entity upon the Company or any Tax Affiliate.

        “Third-Party Environmental Claim” has the meaning set forth in Section 4.19(a)(vii).

        “Third-Party Intellectual Property Rights” means Intellectual Property Rights in which a Person other than the Company or a Subsidiary has any ownership interest.

        “Treasury Regulations” means the rules and regulations under the Code.

        The following terms not defined above are defined in the sections of Article II indicated below:

Term	Defined

Closing	2	.4(a)
Closing Date	2	.4(a)
Company Common Stock	2.1
Escrow Agent	2.3
Escrow Agreement	2.3
Escrow Fund	2.3
Financing Escrow Fund	2.3
Financing Escrow Shares	2.3
Exchange Consideration	2.2
Shares	2.1
Rightholder Escrow Fund	2.3
Rightholder Escrow Shares	2.3
Shareholder Escrow Fund	2.3
Shareholder Escrow Shares	2.3

II.   Purchase of Shares and Closing

         2.1    Share Exchange. At the Closing and on the terms and subject to the conditions set forth in this Agreement, Shareholders agree to transfer to Chilco, and Chilco agrees to acquire all of the issued and outstanding shares (the “Shares”) of common stock of the Company (“Company Common Stock”) from the Shareholders. Each Shareholder waives any co-sale rights, rights of first refusal or similar rights that such Shareholder may have relating to Chilco’s transfer of the Shares, whether conferred by the Company’s Organizational Documents, by Contract or otherwise.

        2.2     Exchange Consideration.

         (a)    The aggregate consideration (the “Exchange Consideration”) issued in exchange for the Shares is 19,250,000 shares of Chilco Common Stock (the “Exchange Shares”).

        (b)   The Shareholders shall exchange 51,000,400 Shares for 19,250,000 Exchange Shares. Each Share shall be exchanged for 0.3749970588 Exchange Shares. No fractional shares shall be issued. Each Shareholder shall exchange his, her or its Shares for the number of Exchange Shares listed under the heading “Total Exchange Shares” opposite such Shareholder’s name on Schedule 2.2, subject to adjustment under Section 8.3 of this Agreement.

        2.3    Exchange Share Escrows.

         (a)   Five Million (5,000,000) shares of Chilco Common Stock (the “Shareholder Escrow Shares”) will be withheld from the Exchange Shares and deposited by Chilco with Wasserman, Comden, Casselman & Pearson, LLP, as escrow agent (the “Escrow Agent”), to be held in escrow (the “Shareholder Escrow Fund”) pursuant to the terms of the Escrow Agreement, in the form attached as Exhibit A (the “Escrow Agreement”), among the Company, Chilco, Shareholders Representative, on behalf of Shareholders, and the Shareholder Principals, and the Escrow Agent. The Escrow Agent shall hold for the benefit of each Shareholder the number of Shareholder Escrow Shares listed under the heading “Shareholder Escrow Shares” opposite such Shareholder’s name on Schedule 2.2 of Exhibit B. The Escrow Shares will be held by the Escrow Agent for payment pursuant to Section 8.3 of this Agreement.

        (b)   One Million Two Hundred Fifty Thousand (1,250,000) shares of Chilco Common Stock (the “Financing Escrow Shares”) will be withheld from the Exchange Shares issuable to the Shareholder Principals and deposited by Chilco with the Escrow Agent, to be held in escrow (the “Financing Escrow Fund”) pursuant to the terms of the Escrow Agreement. The Escrow Agent shall hold for the benefit of each Shareholder Principal the number of Financing Escrow Shares listed under the heading “Financing Escrow Shares” opposite such Shareholder’s name on Schedule 2.2 of Exhibit B. The Escrow Shares will be held by the Escrow Agent for payment pursuant to Section 8.4 of this Agreement.

         (c)   Two Million (2,000,000) shares of Chilco Common Stock (the “Rightholder Escrow Shares ”) will be withheld from the Exchange Shares issuable to the Shareholders in the amounts set forth on Schedule 2.2 of Exhibit B and deposited by Chilco with the Escrow Agent, will be deposited by Chilco with the Escrow Agent, to be held in escrow (the “Rightholder

Escrow Fund ”) pursuant to the terms of the Escrow Agreement. The Escrow Agent shall hold for the benefit of the Parties and release the Rightholder Escrow Shares to the Rightholders in the number of Rightholder Escrow Shares listed under the heading “Rightholder Escrow Shares” opposite such Rightholder’s name on Schedule 2.3(c) of Exhibit B pursuant to and in satisfaction of the conditions set forth in Section 8.5 of this Agreement or to Chilco if such conditions are not satisfied.

        2.4    The Closing.

        (a)    The closing of the transactions contemplated by this Agreement (the “Closing”) will take place at the offices of Dorsey & Whitney LLP at 1420 Fifth Avenue, Suite 3400, Seattle, Washington 98101, at 9:00 a.m. (Seattle time) as soon as reasonably possible following satisfaction of the conditions set forth in Article VII (the “Closing Date”), but no later than July 31, 2005, or at such other place and on such other date as may be mutually agreed by Chilco and Shareholders Representative, in which case Closing Date means the date so agreed. The Closing will be effective as of the close of business on the Closing Date.

        (b)     Immediately prior to the Closing, the Company and the Shareholders will cause all outstanding options to purchase capital stock of the Company (“Company Options”) to be canceled and all outstanding warrants to purchase capital stock of the Company (“Company Warrants”) to be redeemed.

        (c)     Subject to the conditions set forth in this Agreement, on the Closing Date:

(i) Shareholders and the Company, as applicable, will deliver to Chilco:

(A) certificates representing all of the Shares, free and clear of all Encumbrances, duly endorsed or accompanied by duly executed stock powers;

(B) a certificate of an appropriate officer of the Company dated the Closing Date in a form satisfactory to Chilco, certifying that (a) no Litigation is pending or threatened (i) challenging or seeking to prevent or delay consummation of any of the transactions contemplated by this Agreement, (ii) asserting the illegality of or seeking to render unenforceable any material provision of this Agreement or any of the Ancillary Agreements, (iii) seeking to prohibit direct or indirect ownership, combination or operation by Chilco of any portion of the business or assets of the Company or any Subsidiary, or to compel Chilco or any of its Subsidiaries or the Company or any Subsidiary to dispose of, or to hold separately, or to make any change in any portion of the business or assets of Chilco or its Subsidiaries or of the Company or its Subsidiaries, as a result of the transactions contemplated by this Agreement, or incur any burden, (iv) seeking to require direct or indirect transfer or sale by Chilco of, or to impose material limitations on the ability of Chilco to exercise full rights of ownership of, any of the Shares or (v) imposing or seeking to impose material damages or sanctions directly arising out of the transactions contemplated by this Agreement on Chilco or the Company or any of their respective officers or directors; (b) the Company’s representations and warranties are true, accurate and correct as of the

Closing Date, (c) the Company has complied with and performed the agreements contained in this Agreement, and (d) all conditions to Closing of the Company have been satisfied;

(C) a certificate of the Shareholders Representative dated the Closing Date in a form satisfactory to Chilco, certifying that the Shareholders’ representations and warranties are true, accurate and correct as of the Closing Date, (c) the Shareholders have complied with and performed the agreements contained in this Agreement, and (d) all conditions to Closing of the Shareholders have been satisfied;

(D) a Disclosure Schedule, prepared as though this Agreement has been dated as of the Closing Date, a good faith draft of which will have been submitted to Chilco no later than three (3) business days prior to the Closing Date;

(E) the text of the resolutions adopted by the board of directors (or similar body) of any Shareholder that is not a natural Person and the Company authorizing the execution, delivery and performance of this Agreement, certified by an appropriate officer of such Shareholder;

(F) the minute books, stock or equity records, corporate seal and other materials related to the corporate administration of the Company or any Subsidiary;

(G) each Ancillary Agreement, including the Escrow Agreement, fully executed and completed to which any of the Shareholder Representative, Shareholder and/or the Company is a party, duly executed by each Shareholder;

(H) all Required Consents duly executed by all appropriate parties;

(I) any other instruments of transfer reasonably requested by Chilco, duly executed by the Shareholders and/or the Rightholders;

(J) a closing balance sheet as of the Closing Date and evidence of payment or cancellation of all long-term indebtedness of the Company and all Subsidiaries;

(K) executed copies of all agreements, instruments, certificates and other documents necessary or appropriate, in the opinion of Chilco’s counsel, to release any and all Encumbrances against the assets of the Company or any Subsidiary, other than Permitted Encumbrances;

(L) evidence that Chilco will have each Governmental Authorization required to operate the Business;

(M) the Company’s Latest Balance Sheet and the Latest Financial Statements and the Company’s unaudited financial statements for the years ended December 31, 2003 and 2004;

(N) audited financial statements of Bruce Grupo Diversion S.A.C. for the years ended December 31, 2003 and 2004, prepared in accordance with Peruvian generally accepted accounting principles (the “Bruce Grupo Financial Statements”);

(O) Appraisal Report for Property located at Jirón Francisco Bolognesi Number 191-171, District of Miraflores, Province and Department of Lima dated June 1, 2004 (the “Bruce Grupo Appraisal”);

(P) Chilco will have received from counsel for Shareholders and the Company a written opinion, dated the Closing Date, addressed to Chilco and satisfactory to Chilco’s counsel, in the form set forth in Exhibit C;

(Q) Chilco will have received from reputable Peruvian counsel for Shareholders and the Company a written opinion addressed to Chilco and satisfactory to Chilco’s counsel, opining as to the matters set forth in Exhibit D as they relate to Peruvian law and advising that the Company and its direct subsidiaries have all necessary power, authority, licenses and permits necessary to own, lease and operate the Business as conducted and proposed to be conducted;

(R) evidence that the Company has received releases of all Encumbrances on the Real Property, other than Permitted Encumbrances, including releases of each mortgage of record and reconveyances of each deed of trust with respect to each parcel of real property included in the Real Property;

(S) certificates dated as of a date not earlier than the third business day prior to the Closing as to the good standing of the Company executed by the appropriate officials of the State of California and each jurisdiction in which the Company is licensed or qualified to do business as a foreign corporation as specified in Schedule 4.1;

(T) Those key employees of the Company identified on Schedule 2.4(c)(i)(U), or substitutes therefor who shall be acceptable to Chilco, in its sole discretion, shall have accepted employment with Chilco with such employment to commence on and as of the Closing Date;

(U) a FIRPTA certificate in the form of Exhibit E, duly executed by the Shareholders for purposes of satisfying Chilco’s obligations under Treasury Regulations Section 1.1445-2; and

(V) such other certificates, documents and instruments that Chilco reasonably requests for the purpose of (1) evidencing the accuracy of Shareholders’ representations and warranties, (2) evidencing the performance and compliance by Shareholders with the agreements contained in this Agreement, or (3) otherwise facilitating the consummation of the transactions contemplated by this Agreement.

All actions to be taken by the Shareholders or the Company in connection with consummation of the transactions contemplated by this Agreement and all certificates, opinions, instruments and other documents required to effect the transactions contemplated by this Agreement will be in form and substance satisfactory to Chilco and Chilco’s counsel.

(ii) Chilco will deliver to Shareholders:

(A) certificates representing (1) the Exchange Shares less the Shareholder Escrow Shares and the Financing Escrow Shares, as applicable, in the name of each Shareholder as set forth under the heading “Shares Issued at Closing” on Schedule 2.2 of Exhibit B; (2) certificates representing the Shareholder Escrow Shares to be deposited in Escrow (allocated among Shareholders as set forth under the heading “Financing Escrow Shares” on Schedule 2.2 of Exhibit B); (3) certificates representing the Rightholder Escrow Shares to be deposited in Escrow (allocated among Shareholders as set forth under the heading “Rightholder Escrow Shares” on Schedule 2.2 of Exhibit B); and (4) certificates representing the Financing Escrow Shares to be deposited in the Escrow (allocated between the Shareholder Principals as set forth under the heading “Financing Escrow Shares” on Schedule 2.2 of Exhibit B). No fraction of a share of Chilco Common Stock will be issued at Closing, but in lieu thereof, fractional Shares (after aggregating all fractional shares of Chilco Common Stock to be received by such holder) will be rounded down to the nearest whole Exchange Share;

(B) a certificate of an appropriate officer of Chilco dated the Closing Date in a form satisfactory to the Company certifying that (a) no Litigation is pending or threatened challenging or seeking to prevent or delay consummation of any of the transactions contemplated by this Agreement; (b) Chilco’s representations and warranties are true, accurate and correct as of the Closing Date, (c) Chilco has complied with and performed the agreements contained in this Agreement, and (d) all conditions to Closing of Chilco have been satisfied;

(C) the text of the resolutions adopted by the board of directors of Chilco authorizing the execution, delivery and performance of this Agreement including the issuance of Chilco Common Stock, certified by an appropriate officer of Chilco;

(D) the Escrow Agreement, duly executed by Chilco, the Shareholder Representative and the Escrow Agent; and

(E) evidence that the Contributing Shareholders have tendered for cancellation the Capital Contribution Shares and that there will be 2,200,000 shares of Chilco Common Stock issued and outstanding immediately prior to Closing, without giving effect to the Financing Transaction.

         (d)   All items delivered by the parties at the Closing will be deemed to have been delivered simultaneously, and no items will be deemed delivered or waived until all have been delivered.

         (e)   Notwithstanding any investigation made by or on behalf of any of the parties to this Agreement or the results of any such investigation and notwithstanding the fact of, or the participation of such party in, the Closing, the representations, warranties and agreements in this Agreement will survive the Closing.

         2.5    Shareholders Representative.

         (a)   Shareholders appoint Tom Liu (or any Person appointed as a successor Shareholders Representative pursuant to Section 2.5(b)) as their representative and agent under this Agreement and the Escrow Agreement.

         (b)   Until all obligations under this Agreement have been discharged (including all indemnification obligations under Article X), the Shareholders (as a single group voting based on the total number of Exchange Shares issuable under this Agreement) who, immediately prior to the Closing, are entitled to receive more than 50% of the Exchange Consideration, may, from time to time upon written notice to Shareholders Representative and Chilco, remove Shareholders Representative or appoint a new Shareholders Representative upon the death, incapacity, resignation or removal of Shareholders Representative. If, after the death, incapacity, resignation or removal of Shareholders Representative, a successor Shareholders Representative has not been appointed by the Shareholders within 15 business days after a request by Chilco, Chilco will have the right to appoint a Shareholders Representative to fill any vacancy so created by written notice of such appointment to Shareholders.

         (c)   Shareholders authorize Shareholders Representative to take any action and to make and deliver any certificate, notice, consent or instrument required or permitted to be made or delivered under this Agreement or under the documents referred to in this Agreement, to waive any requirements of this Agreement or to enter into one or more amendments or supplements to this Agreement that Shareholders Representative determines in Shareholders Representative’s sole and absolute discretion to be necessary, appropriate or advisable, which authority includes the execution and delivery of the Escrow Agreement on behalf of Shareholders and any amendments or supplements thereto and the performance of all obligations thereunder, including authority to collect and pay funds and dispute, settle, compromise and make all claims. The authority of Shareholders Representative includes the right to hire or retain, at the sole expense of Shareholders, such counsel, investment bankers, accountants, representatives and other professional advisors as Shareholders Representative determines in Shareholders Representative sole and absolute discretion to be necessary, appropriate or advisable in order to perform this Agreement and the Escrow Agreement. Any party will have the right to rely upon any action taken by Shareholders Representative, and to act in accordance with such action without independent investigation.

         (d)   Chilco will have no liability to any Shareholder or otherwise arising out of the acts or omissions of Shareholders Representative or any disputes among Shareholders or with Shareholders Representative. Chilco may rely entirely on its dealings with, and notices to and from, Shareholders Representative to satisfy any obligations it might have under this Agreement, the Escrow Agreement or any other agreement referred to in this Agreement or otherwise to Shareholders.

         (e)   Shareholders Representative accepts the appointment made by this Section 2.5(e) and agrees to abide by the provisions of this Section 2.5(e).

         2.6    Chilco Common Stock. Each certificate representing the Exchange Shares will be imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO SUCH SHARES, OR AN OPINION SATISFACTORY TO THE ISSUER AND ITS COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

Each holder desiring to transfer Exchange Shares first must furnish Chilco with (i) a written opinion reasonably satisfactory to Chilco in form and substance from counsel reasonably satisfactory to Chilco by reason of experience to the effect that the holder may transfer such Chilco Common Stock as desired without registration under the Securities Act and (ii) a written undertaking executed by the desired transferee reasonably satisfactory to Chilco in form and substance agreeing to be bound by the restrictions on transfer contained herein.

        2.7    Further Assurances. On and after the Closing Date, Shareholders will take all appropriate action and execute any documents, instruments or conveyances of any kind that may be reasonably requested by Chilco to carry out any of the provisions of this Agreement. Effective upon the Closing, Shareholders appoint Chilco, in its name, place and stead, to take all actions and to do such things as may be necessary or appropriate to carry out any of the provisions of this Agreement.

         2.8    Tax-Free Reorganization.

        The acquisition contemplated by this Agreement is intended to be a reorganization within the meaning of Section 368(a)(1)(B) of the Code and this Agreement is intended to be a “plan of reorganization” within the meaning of the Regulations promulgated under Section 368 of the Code. Each party to this Agreement agrees to treat this acquisition as a reorganization within the meaning of Section 368(a)(1)(B) of the Code and agrees to treat this Agreement as a “plan of reorganization” within the meaning of the Tax Regulations under Section 368 of the Code, unless and until there is a determination, within the meaning of Section 1313 of the Code, that such treatment is not correct.

III.   Representations and Warranties of Shareholders

        Each Shareholder, jointly and severally, represents and warrants to Chilco that, except as described in the Disclosure Schedule, as of the date of this Agreement and as of the Closing Date

(as though made then and as though the Closing Date were substituted for the date of this Agreement) as to each Shareholder:

         3.1    Title to Shares. Such Shareholder owns, of record and beneficially, the number of Shares listed under the heading “Number of Kubuk Shares” opposite such Shareholder’s name on Schedule 3.1, free and clear of any Encumbrance. At Closing, Chilco will obtain good and valid title to such Shares, of record and beneficially, free and clear of any Encumbrance other than an Encumbrance created by Chilco.

         3.2    Incorporation; Power and Authority. If such Shareholder is not a natural Person, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Such Shareholder has all necessary power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements to which it will become a party.

         3.3    Valid and Binding Agreement. If such Shareholder is not a natural Person, the execution, delivery and performance of this Agreement and the Ancillary Agreements to which it will become a party by such Shareholder has been duly and validly authorized by all necessary corporate or equivalent action. This Agreement has been duly executed and delivered by such Shareholder and constitutes the valid and binding obligation of such Shareholder, enforceable against it in accordance with its terms, subject to the Remedies Exception. Each Ancillary Agreement to which such Shareholder will become a party, when executed and delivered by or on behalf of such Shareholder will constitute the valid and binding obligation of such Shareholder enforceable against such Shareholder in accordance with its terms, subject to the Remedies Exception.

         3.4    No Breach; Consents. The execution, delivery and performance of this Agreement and the Ancillary Agreements to which the Shareholders will become a party by such Shareholder will not (a) contravene any provision of the Organizational Documents, if any, of such Shareholder; (b) violate or conflict with any Law, Governmental Order or Governmental Authorization; (c) conflict with, result in any breach of any of the provisions of, constitute a default (or any event that would, with the passage of time or the giving of notice or both, constitute a default) under, result in a violation of, increase the burdens under, result in the termination, amendment, suspension, modification, abandonment or acceleration of payment (or any right to terminate) or require a Consent under any Contract or Governmental Authorization that is either binding upon or enforceable against such Shareholder or any Governmental Authorization that is held by the Company; (d) result in the creation of any Encumbrance upon the Shares held by such Shareholder; or (e) require any Governmental Authorization.

         3.5    Brokerage. No Person will be entitled to receive any brokerage commission, finder’s fee, fee for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any Contract made by or on behalf of such Shareholder for which Chilco or the Company is or could become liable or obligated.

         3.6    Investment. Each Shareholder (a) understands that the shares of Chilco Common Stock have not been, and will not be, registered under the Securities Act or under any state securities laws, are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering and will contain a legend restricting transfer; (b) is acquiring the shares of Chilco Common Stock solely for its own account for investment purposes, and not with a view to the distribution thereof; (c) is a sophisticated investor with knowledge and experience in business and financial matters; (d) has received certain information concerning Chilco and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the shares of Chilco Common Stock; (e) is able to bear the economic risk and lack of liquidity inherent in holding Chilco Common Stock; and (f) is an “Accredited Investor” as that term is defined under Rule 501 of the Securities Act.

IV.  Representations and Warranties Regarding the Company

        Shareholder Principals, jointly and severally, represent and warrant to Chilco that, except as described in the Disclosure Schedule, as of the date of this Agreement (except as otherwise provided) and as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement):

         4.1    Incorporation; Power and Authority.

         (a)    Each of the Company and the Subsidiaries is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all necessary power and authority necessary to own, lease and operate its assets and to carry on its business as conducted and proposed to be conducted. Each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation in each jurisdiction in which the nature of its business or its ownership of property requires it to be so qualified. Schedule 4.1 lists, for each of the Company and the Subsidiaries, the jurisdiction of its organization, its form as a legal entity and each jurisdiction in which it is so qualified. The Company has all necessary power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements to which it will become a party. Each of the Company and the Subsidiaries is in full compliance with all provisions of its Organizational Documents.

         (b)    As of the Closing Date, the Company, directly or indirectly, owns and operates the Bruce Hotel and Casino, and owns all right, title and interest in all property, real, personal or mixed, tangible and intangible, of every kind and description, that relate to, have been developed for use in connection with, arise from the conduct of, are used or held for use in connection with or are necessary for the conduct of the business as conducted or proposed to be conducted in connection with the Bruce Hotel and Casino. As of the Closing Date, the Company, directly or indirectly, owns all right, title and interest in all property described in the Bruce Grupo Appraisal.

         4.2    Valid and Binding Agreement. The execution, delivery and performance of this Agreement and the Ancillary Agreements to which it will become a party by the Company have been duly and validly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to the Remedies Exception.

         4.3    No Breach; Consents. The execution, delivery and performance of this Agreement and the Ancillary Agreements to which the Company will become a party will not (a) contravene any provision of the Organizational Documents of the Company or any Subsidiary; (b) violate or conflict with any Law, Governmental Order or Governmental Authorization; (c) conflict with, result in any breach of any of the provisions of, constitute a default (or any event that would, with the passage of time or the giving of notice or both, constitute a default) under, result in a violation of, increase the burdens under, result in the termination, amendment, suspension, modification, abandonment or acceleration of payment (or any right to terminate) or require a Consent under any Contract that is either binding upon or enforceable against the Company or any Subsidiary or any Governmental Authorization that is held by the Company or any Subsidiary; (d) result in the creation of any Encumbrance upon the Company or any Subsidiary or any of the assets of the Company or any Subsidiary; or (e) require any Governmental Authorization.

         4.4    Capitalization. The authorized capital stock of the Company consists solely of 100,000,000 shares of Company Common Stock, of which 51,000,400 shares are issued and outstanding, none of which are held in treasury. Schedule 4.4 lists the names and addresses of each record holder of the issued and outstanding Company Common Stock, the number of shares held by each such holder and the share certificate numbers, repurchase or redemption rights for such shares in favor of the Company, the vesting schedule and forfeiture provisions for any of such shares that are “restricted stock,” and the extent to which vesting will or may be accelerated by the transactions contemplated by this Agreement and any limitations on the ability of the holder of such capital stock to vote or dispose of such shares. All issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable, free of preemptive rights or any other third party rights and in certificated form, and have been offered, sold and issued by the Company in compliance with applicable securities and corporate Laws, Contracts applicable to the Company and the Company’s Organizational Documents and in compliance with any preemptive rights, rights of first refusal or similar rights. The rights and privileges of the Company Common Stock are set forth in the Company’s Organizational Documents or otherwise provided by Law. There is no option, warrant, call, subscription, convertible security, right (including preemptive right) or Contracts of any character to which the Company is a party or by which it is bound obligating the Company to issue, exchange, transfer, sell, repurchase, redeem or otherwise acquire any shares of capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such option, warrant, call, subscription, convertible security, right or Contract. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. Except as contemplated by this Agreement, there are no registration rights agreements, no voting trust, proxy or other Contract and no restrictions on transfer with respect to any capital stock of the Company.

         4.5    Subsidiaries. Except as listed on Schedule 4.5, neither the Company nor any Subsidiary owns any Subsidiary. For each of the Company’s Subsidiaries, Schedule 4.5 shows the equity interests owned by the Company or any Subsidiary, the names of the Persons owning such equity interests and the percentage of the outstanding equity interests so owned, in each case as of the Closing Date. All issued and outstanding equity interests of each Subsidiary of the Company are duly authorized, validly issued, fully paid and nonassessable, free of preemptive rights or any other third party right, free and clear of all Encumbrances, and in certificated form and have been offered, sold and issued by such Subsidiary in compliance with applicable securities and corporate Laws, Contracts applicable to such Subsidiary and such Subsidiary’s

Organizational Documents and in compliance with any preemptive rights, rights of first refusal or similar rights. There is no option, warrant, call, subscription, convertible security, right (including preemptive rights) or Contract of any character to which the Company or any Subsidiary is a party or by which it is bound obligating any Subsidiary of the Company or the Company to issue, exchange, transfer, sell, repurchase, redeem or otherwise acquire any equity interest of such Subsidiary or obligating the Company or such Subsidiary to grant, extend, accelerate the vesting of or enter into any such option, warrant, call, subscription, convertible security, right or Contract.

         4.6    Financial Statements.

         (a)    The unaudited consolidated balance sheet as of June 30, 2005 (“Latest Balance Sheet Date”) of the Company and its consolidated Subsidiaries (the “Latest Balance Sheet”) and the unaudited consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the six-month period then ended (such statements and the Latest Balance Sheet, the “Latest Financial Statements”) are based upon the books and records of the Company and the Subsidiaries, have been prepared in accordance with generally accepted accounting principles in the United States consistently applied during the periods indicated and present fairly the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries on a consolidated basis at the dates and for the periods indicated, except that the Latest Financial Statements may not contain all notes and are subject to year-end adjustments, none of which are material.

         (b)   The Company and the Subsidiaries are the successors to Bruce Grupo Diversion S.A.C. for accounting purposes. The Bruce Grupo Financial Statementscontain an accurate consolidated balance sheet as of December 31, 2004 (the “Last Fiscal Year End”) and accurate consolidated statements of income, changes in shareholders’ equity and cash flows for the years ended December 31, 2004 and 2003 (collectively with the notes thereto, the “Annual Financial Statements”). The Bruce Grupo Financial Statementsare based upon the books and records of Bruce Grupo Diversion S.A.C., have been prepared in accordance with Peruvian generally accepted accounting principles consistently applied during the periods indicated and present fairly the financial position, results of operations and cash flows of Bruce Grupo Diversion S.A.C. on a consolidated basis at the dates and for the periods indicated.

        4.7     Absence of Undisclosed Liabilities. Except as reflected or expressly reserved against in the Latest Balance Sheet, neither the Company nor any Subsidiary has any material Liability, contingent or otherwise, except (a) a Liability that has arisen after the date of the Latest Balance Sheet in the Ordinary Course of Business or (b) obligations under any Contract listed on a Schedule to this Agreement or under a Contract not required to be listed on such a Schedule.

        4.8     Books and Records. The books of account of the Company and the Subsidiaries are complete and correct. Each transaction is properly and accurately recorded on the books and records of the Company or a Subsidiary, and each document upon which entries in the Company’s or a Subsidiary’s books and records are based is complete and accurate in all respects. The minute books and stock or equity records of each of the Company and the Subsidiaries, all of which have been made available to Chilco, are complete and correct. The minute books of each of the Company and the Subsidiaries contain accurate records of all meetings held and actions taken by the holders of stock or equity interests, the boards of directors and committees of the boards of directors or other governing body of each of the Company and the Subsidiaries, and no meeting of any such holders, boards of directors or other governing body or committees has been held for which minutes are not contained in such minute books. At the Closing, all such books and records will be in the possession of the Company.

        4.9     Absence of Certain Developments. Since the Last Fiscal Year End, there has not been any Material Adverse Effect and:

(a) neither the Company nor any Subsidiary has sold, leased, licensed, transferred or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

(b) neither the Company nor any Subsidiary has entered into any Contract (or series of related Contracts) outside the Ordinary Course of Business;

(c) no party (including the Company or any Subsidiary) has accelerated, suspended, terminated, modified or canceled any Contract to which the Company or any Subsidiary is a party or by which any of them is bound that would have been a Material Contract at the time of any such action;

(d) no Encumbrance has been imposed on any assets of the Company or any Subsidiary except Permitted Encumbrances;

(e) neither the Company nor any Subsidiary has made any capital expenditure (or series of related capital expenditures) outside the Ordinary Course of Business;

(f) neither the Company nor any Subsidiary has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans and acquisitions) either involving more than $25,000 or outside the Ordinary Course of Business or acquired (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any Person;

(g) neither the Company nor any Subsidiary has issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money (including advances on existing credit facilities) or Capital Lease either involving more than $10,000 individually or $50,000;

(h) neither the Company nor any Subsidiary has delayed, postponed or accelerated the payment of accounts payable or other Liability or the receipt of any accounts receivable, in each case outside the Ordinary Course of Business;

(i) neither the Company nor any Subsidiary has canceled, compromised, waived or released any right or claim (or series of related rights or claims) outside the Ordinary Course of Business;

(j) except incidental to the sale of products or services, neither the Company nor any Subsidiary has granted any license or sublicense of any rights under or with respect to any Intellectual Property Rights;

(k) there has been no change made or authorized in the Organizational Documents of the Company or any Subsidiary;

(l) neither the Company nor any Subsidiary has issued, sold or otherwise disposed of any of its capital stock or equity interests, or granted any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

(m) neither the Company nor any Subsidiary has declared, set aside or paid any dividend or made any distribution with respect to its capital stock or equity interests (whether in cash or in kind) or redeemed, purchased or otherwise acquired any of its capital stock or split, combined or reclassified any outstanding shares of its capital stock;

(n) neither the Company nor any Subsidiary has experienced any damage, destruction or loss (whether or not covered by insurance) to its property;

(o) neither the Company nor any Subsidiary has entered into any employment or collective bargaining agreement, written or oral, or modified the terms of any such existing agreement;

(p) neither the Company nor any Subsidiary has granted any increase in the base compensation or made any other change in employment terms of any of its directors, officers or employees outside the Ordinary Course of Business;

(q) neither the Company nor any Subsidiary has adopted, amended, modified or terminated any Plan (or taken any such action with respect to any Plan);

(r) neither the Company nor any Subsidiary has discharged or satisfied any Encumbrance or paid any liability, in each case with a value in excess of $25,000 individually or $100,000 in the aggregate, other than current liabilities paid in the Ordinary Course of Business;

(s) neither the Company nor any Subsidiary has disclosed to any Person other than Chilco and authorized representatives of Chilco any proprietary confidential information, other than pursuant to a confidentiality agreement prohibiting the use or further disclosure of such information, which agreement is listed on Schedule 4.9 and is in full force and effect;

(t) neither the Company nor any Subsidiary has made any change in accounting principles or practices from those utilized in the preparation of the Annual Financial Statements; and

(u) neither the Company nor any Subsidiary has committed to take any of the actions described in this Section 4.9.

         4.10    Property.

         (a)   As of the Closing Date, the real properties owned by the Company or any Subsidiary or demised by the leases listed on Schedule 4.10 constitute all of the real property owned, leased (whether or not occupied and including any leases assigned or leased premises sublet for which the Company remains liable), used or occupied by the Company or any Subsidiary.

        (b)    As of the Closing Date, the Company or a Subsidiary owns good and marketable title to each parcel of real property identified on Schedule 4.10 as being owned by the Company or a Subsidiary (the “Owned Real Property ”), free and clear of all Encumbrances, except for Encumbrances listed on Schedule 4.10.

        (c)    The zoning for each parcel of Real Property permits the existing improvements and the continuation of the business being conducted thereon as a conforming use. Neither the Company nor any Subsidiary is in violation of any applicable zoning ordinance or other Law relating to the Real Property, and neither the Company nor any Subsidiary has received any notice of any such violation or the existence of any condemnation or other proceeding with respect to any of the Real Property.

        (d)    As of the Closing Date, each of the Company and the Subsidiaries has good and marketable title to, or a valid leasehold interest in, the buildings, machinery, equipment and other tangible assets and properties used by it, located on its premises or shown in the Latest Balance Sheet or acquired after the date thereof, free and clear of all Encumbrances, except for Encumbrances listed on Schedule 4.10 and properties and assets disposed of in the Ordinary Course of Business since the date of the Latest Balance Sheet.

        (e)    As of the Closing Date, the buildings, improvements, building systems, machinery, equipment and other tangible assets and properties used in the conduct of the business of each of the Company and the Subsidiaries are in good condition and repair, ordinary wear and tear excepted, and are usable in the Ordinary Course of Business. As of the Closing Date, each of the Company and the Subsidiaries owns, or leases under valid leases, all buildings, machinery, equipment and other tangible assets and properties necessary for the conduct of its respective business as conducted and as proposed to be conducted.

        (f)    The fixed asset listing attached as Schedule 4.10(f) includes all buildings, machinery, equipment and other tangible assets and properties of the Company and its Subsidiaries as of the Closing Date.

        (g)    As of the Closing Date, the Company owns or leases all of the assets, tangible and intangible, of any nature whatsoever, necessary to operate the Company’s business in the manner operated by the Company.

        4.11    Accounts Receivable. All notes and accounts receivable of each of the Company and the Subsidiaries are reflected properly on their books of account, are valid, have arisen from bona fide transactions in the Ordinary Course of Business, are subject to no setoff or counterclaim, and are current and collectible. Such notes and accounts receivable will be collected in accordance with their terms (none of which is beyond 60 days) at their recorded amounts, subject only to the reserve for bad debts on the face of the Latest Balance Sheet as adjusted in the Company’s books of account for the passage of time through the Closing Date in the Ordinary Course of Business.

        4.12    Inventory. The inventory of raw materials, work in process, supplies and finished goods of each of the Company and the Subsidiaries consists of items of a quality and quantity usable and, with respect to finished goods only, salable at normal profit levels, in each case, in the Ordinary Course of Business. The inventory of finished goods is not slow-moving (as determined in accordance with past practices), obsolete, damaged or defective, subject only to any reserve for inventory on the face of the Latest Balance Sheet as adjusted in the Company’s books of account for the passage of time through the Closing Date in the Ordinary Course of Business and is merchantable and fit for its particular use. Each of the Company and the Subsidiaries has on hand or has ordered and expects timely delivery of such quantities of raw materials and supplies and has on hand such quantities of work in process and finished goods as are reasonably required (and are not in excess) to fill current orders on hand in a timely manner and to maintain the manufacture and shipment of products at its normal level of operations.

        4.13    Tax Matters.

        (a)    Each of the Company and any Tax Affiliate has (i) timely filed (or has had timely filed on its behalf) each Return required to be filed or sent by it in respect of any Taxes or required to be filed or sent by it by any Governmental Entity, each of which was correctly completed and accurately reflected any liability for Taxes of the Company and any Tax Affiliate covered by such Return, (ii) timely and properly paid (or had paid on its behalf) all Taxes due and payable for all Tax periods or portions thereof whether or not shown on such Returns, (iii) established in the Company’s books of account, in accordance with applicable generally accepted accounting principles and consistent with past practices, adequate reserves for the payment of any Taxes not then due and payable and (iv) complied with all applicable Laws relating to the withholding of Taxes and the payment thereof.

        (b)    Each of the Company and any Tax Affiliate has made (or caused to be made on its behalf) all estimated tax payments required to have been made to avoid any underpayment penalties.

        (c)    There are no Encumbrances for Taxes upon any assets of the Company or any Tax Affiliate, except Encumbrances for Taxes not yet due.

        (d)    Neither the Company nor any Tax Affiliate has requested any extension of time within which to file any Return, which Return has not since been filed.

        (e)    No deficiency for any Taxes has been proposed, asserted or assessed against the Company or any Tax Affiliate that has not been resolved and paid in full. No waiver, extension or comparable consent given by the Company or any Tax Affiliate regarding the application of the statute of limitations with respect to any Taxes or any Return is outstanding, nor is any request for any such waiver or consent pending. There has been no Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or any Return for any Tax year subsequent to the year ended December 31, 2004, nor is any such Tax audit or other proceeding pending, nor has there been any notice to the Company or any Tax Affiliate by any Governmental Entity regarding any such Tax, audit or other proceeding, or, to the Knowledge of any Shareholder Principal, is any such Tax audit or other proceeding threatened with regard to any Taxes or Returns. There are no outstanding subpoenas or requests for information with respect to any of the Returns of the Company or any Tax Affiliate. Neither the Company nor any Tax Affiliate has entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision under any other Law.

        (f)    To the Knowledge of any Shareholder, no additional Taxes will be assessed against the Company or any Tax Affiliate for any Tax period or portion thereof ending on or prior to the Closing Date, and there are no unresolved questions, claims or disputes concerning the liability for Taxes of the Company or any Tax Affiliate that would exceed the estimated reserves established on its books of account.

        (g)   Schedule 4.13 lists all federal, state, local and foreign income Returns filed with respect to the Company or any Tax Affiliate for taxable periods ended on or after December 31, 2004, indicates those Returns that have been audited and indicates those Returns that currently are the subject of audit.

        (h)    Neither the Company nor any Tax Affiliate has any liability for Taxes in a jurisdiction where it does not file a Return, nor has the Company or any Tax Affiliate received notice from a taxing authority in such a jurisdiction that it is or may be subject to taxation by that jurisdiction.

        4.14    Intellectual Property Rights.

        (a)   Schedule 4.14(a)(i) lists and describes all Owned Intellectual Property Rights that are Registered Intellectual Property Rights and all other material Owned Intellectual Property Rights. Schedule 4.14(a)(ii) lists all Contracts relating to Licensed-In Intellectual Property Rights other than Software and describes the Intellectual Property Rights covered by such Contracts; to the extent there is no written Contract covering a Licensed-In Intellectual Property Right, Schedule 4.14(a)(ii) lists the licensor and describes the Intellectual Property Rights so licensed. Schedule 4.14(a)(iii) lists all Contracts relating to Licensed-In Intellectual Property Rights that are Software other than Off-the-Shelf Software and describes the Intellectual Property Rights covered thereby; to the extent there is no written Contract covering any Software, Schedule 4.14(a)(iii) lists the licensor and describes the Software so licensed. Schedule 4.14(a)(iv) lists and describes all materials otherwise protectable under Intellectual Property Rights used in the business of the Company or any Subsidiary as conducted or proposed to be conducted that are in the public domain. The Owned Intellectual Property Rights and the Licensed-In Intellectual Property Rights constitute all Intellectual Property Rights necessary for the business of the Company and its Subsidiaries as conducted or proposed to be conducted.

        (b)    The Company owns all right, title and interest in the Owned Intellectual Property Rights free and clear of all Encumbrances (including royalty or other payments), except for those licenses of the Owned Intellectual Property Rights to Persons, payments for use of the Owned Intellectual Property Rights and other Encumbrances listed on Schedule 4.14(b). The Company is the official and sole owner of record of all Registered Intellectual Property Rights. No Owned

Intellectual Property Right has been infringed by any Person. The Company or a Subsidiary owns all Intellectual Property Rights developed by its current and former employees and independent contractors during the period of their employment or within the scope of their contracting or consulting relationship, as the case may be, with the Company or any Subsidiary. No employee or former employee or independent contractor of the Company or any Subsidiary has any claim with respect to any Intellectual Property Right of the Company. (c) All Owned Intellectual Property Rights are valid and enforceable, and no Person has asserted that any Owned Intellectual Property Right is invalid or not enforceable. All Owned Intellectual Property Rights that are Registered Intellectual Property Rights are in full force and effect, and all actions required to keep such rights pending or in effect or to provide full available protection, including payment of filing, examination, annuity, and maintenance fees and filing of renewals, statements of use or working, affidavits of incontestability and other similar actions, have been taken, and no such Registered Intellectual Property Right is the subject of any interference, opposition, cancellation, nullity, re-examination or other proceeding placing in question the validity or scope of such rights. All products covered by Owned Intellectual Property Rights or Licensed-In Intellectual Property Rights that are Registered Intellectual Property Rights and all usages of Owned Intellectual Property Rights or Licensed-In Intellectual Property Rights that are Registered Intellectual Property Rights have been marked with the appropriate patent, trademark or other marking required or desirable to maximize available damage awards.

        (d)    Neither the Company nor any Subsidiary has infringed, misappropriated or otherwise violated any Third-Party Intellectual Property Right, and neither the Company nor any Subsidiary has received any notice of any infringement, misappropriation or violation by the Company or any Subsidiary of any Third-Party Intellectual Property Right. No infringement, misappropriation or violation of any Third-Party Intellectual Property Right has occurred or will occur with respect to products or services sold by the Company or any Subsidiary or with respect to the products or services currently under development or with respect to the conduct of the business of the Company or any Subsidiary as conducted or proposed to be conducted.

        (e)    All Software that is used by the Company or any Subsidiary or is present at any facility or on any equipment of the Company or any Subsidiary is owned by the Company or a Subsidiary or is subject to a current license agreement that covers all use of the Software in the business of the Company or any Subsidiary as conducted or as proposed to be conducted. Each of the Company and the Subsidiaries has the right to use the Software used in its business as it is being used, without any conflict with the rights of others. Neither the Company nor any Subsidiary is in breach of any license to, or license of, any Software. The Company and its Subsidiaries do not use, rely on or contract with any Person to provide service bureau, outsourcing or other computer processing services to the Company or any Subsidiary, in lieu of or in addition to their respective use of the Software. Following the Closing, each of the Company and the Subsidiaries will have sufficient rights to all necessary Software, to operate its business as it is conducted or as proposed to be conducted.

        4.15     Material Contracts.

        (a)    Schedule 4.15 lists the following Contracts to which the Company or any Subsidiary is a party or subject or by which it is bound (with the Contracts required to be listed on Schedule 4.14, the “Material Contracts”):

(i) each employment, agency, collective bargaining or consulting Contract;

(ii) each Contract (A) with any Insider or (B) between or among any Insiders relating in any way to the Company or any Subsidiary;

(iii) each Contract or group of related Contracts with the same party for the purchase of products or services with a undelivered balance in excess of $100,000;

(iv) each Contract or group of related Contracts with the same party for the sale of products or services with an undelivered balance in excess of $100,000;

(v) each lease of real or personal property with aggregate annual payments in excess of $100,000;

(vi) each Contract for the sale of any capital assets;

(vii) each Contract for capital expenditures in excess of $100,000;

(viii) each Contract relating to the borrowing of money or to mortgaging, pledging or otherwise placing an Encumbrance on any of the assets of the Company or any Subsidiary;

(ix) each written warranty, guaranty or other similar undertaking with respect to contractual performance extended by the Company or any Subsidiary other than in the Ordinary Course of Business;

(x) each Contract relating to any surety bond or letter of credit required to be maintained by the Company or any Subsidiary;

(xi) each Contract that contains or provides for an express undertaking by the Company or any Subsidiary to be responsible for consequential damages in excess of $100,000;

(xii) each Contract concerning a partnership or joint venture;

(xiii) each Contract providing for the development of any products, Software or Intellectual Property Rights or the delivery of any services by, for or with any third party in excess of $100,000;

(xiv) each Contract containing exclusivity, noncompetition or nonsolicitation provisions or that would otherwise prohibit the Company or any Subsidiary from freely engaging in business anywhere in the world or prohibiting the solicitation of the employees or contractors of any other entity;

(xv) each Contract pertaining to confidentiality or non-disclosure;

(xvi) each Contract terminable by any other party upon a change of control of the Company or any Subsidiary or upon the failure of the Company or any Subsidiary to satisfy financial or performance criteria specified in such Contract, which if terminated would have a Material Adverse Effect on the Business;

(xvii) each stock purchase, stock option and stock incentive plan (other than a Plan);

(xviii) each power of attorney that is currently in effect; and

(xix) each other Contract of the Company or any Subsidiary not entered into in the Ordinary Course of Business or that is material to the business, financial condition, results of operations or prospects of the Company and the Subsidiaries taken as a whole.

        (b)     Each Material Contract is valid and binding, currently in force and enforceable in accordance with its terms, subject to the Remedies Exception. Each of the Company and the Subsidiaries has performed all obligations required to be performed by it in connection with each Material Contract. Neither the Company nor any Subsidiary has received any notice of any claim of default by it under or termination of any Material Contract. Neither the Company nor any Subsidiary has any present expectation or intention of not fully performing any obligation pursuant to any Material Contract, and there is no breach, anticipated breach or default by the Company or a Subsidiary or any other party to any Material Contract.

        4.16    Litigation. No Litigation is pending or, to the Knowledge of any Shareholder Principal, threatened against the Company or any Subsidiary and there is no reasonable basis for any Litigation against the Company or any Subsidiary. Neither the Company nor any Subsidiary is subject to any outstanding Governmental Order.

        4.17    Insurance. Each of the Company and the Subsidiaries has at all times maintained insurance relating to its business and covering property, fire, casualty, liability, workers’ compensation and all other forms of insurance customarily obtained by businesses in the same industry. Such insurance (i) is in full force and effect, (ii) is sufficient for compliance with all requirements of applicable Law and of any Contract to which the Company or any Subsidiary is subject, (iii) is valid and enforceable, (iv) insures against risks of the kind customarily insured against and in amounts customarily carried by businesses similarly situated and (v) provides adequate insurance coverage for the activities of each of the Company and the Subsidiaries. Schedule 4.17 lists each policy of insurance in effect.

        4.18     Compliance with Laws; Governmental Authorizations.

        (a)    Each of the Company and the Subsidiaries has complied with all applicable Laws and Governmental Orders. Neither the Company nor any Subsidiary is relying on any exemption from or deferral of any Law, Governmental Order or Governmental Authorization that would not be available to Chilco after the Closing.

        (b)    Each of the Company and the Subsidiaries has in full force and effect all Governmental Authorizations necessary to conduct its business and own and operate its properties. Schedule 4.18(b) lists each Governmental Authorization held by the Company or any Subsidiary. Each of the Company and the Subsidiaries has complied with all Governmental Authorizations applicable to it.

        (c)    Neither the Company nor any Subsidiary has offered, authorized, promised, made or agreed to make any gifts, payments or transfers of property of any kind (other than incidental gifts of nominal value) in connection with any actual or proposed transaction, except as required or permitted by the Laws of each applicable jurisdiction and in each such case has complied with the U.S. Foreign Corrupt Practices Act.

        (d)    Neither the Company nor any Subsidiary has ever had a legal obligation to file any form, report, schedule, proxy statement or other document with the SEC, and neither the Company nor any Subsidiary has filed with the SEC any such form, report, schedule, proxy statement or other document.

        4.19    Environmental Matters.

        (a)     As used in this Section 4.19, the following terms have the following meanings:

(i) “Environmental Costs” means any and all costs and expenditures, including any fees and expenses of attorneys and of environmental consultants or engineers incurred in connection with investigating, defending, remediating or otherwise responding to any Release of Hazardous Materials, any violation or alleged violation of Environmental Law, any fees, fines, penalties or charges associated with any Governmental Authorization, or any actions necessary to comply with any Environmental Law.

(ii) “Environmental Law” means any Law, Governmental Authorization or Governmental Order relating to pollution, contamination, Hazardous Materials or protection of the environment.

(iii) “Hazardous Materials” means any dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance as defined in or governed by any Law relating to such substance or otherwise relating to the environment or human health or safety, including any waste, material, substance, pollutant or contaminant that might cause any injury to human health or safety or to the environment or might subject the owner or operator of the Property to any Environmental Costs or liability under any Environmental Law.

(iv) “Property” means real property owned, leased, controlled or occupied by the Company or any Subsidiary at any time.

(v) “Regulatory Action” means any Litigation with respect to the Company or any Subsidiary brought or instigated by any Governmental Entity in connection with any Environmental Costs, Release of Hazardous Materials or any Environmental Law.

(vi) “Release” means the spilling, leaking, disposing, discharging, emitting, depositing, ejecting, leaching, escaping or any other release or threatened release, however defined, whether intentional or unintentional, of any Hazardous Material.

(vii) “Third-Party Environmental Claim” means any Litigation (other than a Regulatory Action) based on negligence, trespass, strict liability, nuisance, toxic tort or any other cause of action or theory relating to any Environmental Costs, Release of Hazardous Materials or any violation of Environmental Law.

        (b)     No Third-Party Environmental Claim or Regulatory Action is pending or, to the Knowledge of any Shareholder, threatened against the Company or any Subsidiary.

        (c)     All transfer, transportation or disposal of Hazardous Materials by the Company or any Subsidiary to properties not owned, leased or operated by the Company or any Subsidiary has been in compliance with applicable Environmental Law. The Company has not transported or arranged for the transportation of any Hazardous Materials to any location that is (i) listed on a List, (ii) listed for possible inclusion on any List or (iii) the subject of any Regulatory Action or Third-Party Environmental Claim.

        (d)     No Property has ever been used as a landfill, dump or other disposal, storage, transfer, handling or treatment area for Hazardous Materials, or as a gasoline service station or a facility for selling, dispensing, storing, transferring, disposing or handling petroleum and/or petroleum products.

        (e)     There has not been any Release of any Hazardous Material on, under, about, from or in connection with the Property, including the presence of any Hazardous Materials that have come to be located on or under the Property from another location.

        (f)     The Property at all times has been used and operated in compliance with all applicable Environmental Law.

        (g)     No expenditure will be required in order for Chilco, the Company or any Subsidiary to comply with any Environmental Law in effect at the time of Closing in connection with the operation or continued operation of the Property in a manner consistent with the present operation thereof.

        (h)     No Encumbrance has been attached or filed against the Company or any Subsidiary in favor of any Person for (i) any liability under or violation of any applicable Environmental Law, (ii) any Release of Hazardous Materials or (iii) any imposition of Environmental Costs.

        4.20    Employees.

        (a)   Schedule 4.20(a) states the total number of employees of the Company or any Subsidiary as of the date of this Agreement and total number of employees in the aggregate with full-time, part-time and temporary status as of the Closing Date.

        (b)    To the Knowledge of any Shareholder, no executive employee of the Company and no group of employees of the Company or any Subsidiary has any plans to terminate his, her or their employment. Each of the Company and the Subsidiaries has complied at all times with all applicable Laws relating to employment and employment practices and those relating to the calculation and payment of wages (including overtime pay, maximum hours of work and child labor restrictions), equal employment opportunity (including Laws prohibiting discrimination and/or harassment or requiring accommodation on the basis of race, color, national origin, religion, gender, disability, age, sexual orientation or otherwise), affirmative action and other hiring practices, occupational safety and health, workers’ compensation, unemployment compensation, the payment of social security and other Taxes, and unfair labor practices under the National Labor Relations Act or applicable state law. Neither the Company nor any Subsidiary has any labor relations problem pending or, to the Knowledge of any Shareholder, threatened, and its labor relations are satisfactory. There are no workers’ compensation claims pending against the Company or any Subsidiary, or, to the Knowledge of any Shareholder, any facts that would give rise to such a claim. No employee of the Company or any Subsidiary is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of the Company.

        (c)    No employee of the Company or any Subsidiary is covered by any collective bargaining agreement, and no collective bargaining agreement is being negotiated.

        (d)    Each of the Company and the Subsidiaries has paid in full to all employees all wages, salaries, bonuses and commissions due and payable to such employees and has fully reserved in its books of account all amounts for wages, salaries, bonuses and commissions due but not yet payable to such employees.

        4.21    Employee Benefits.

        (a)   Schedule 4.21 lists, as of the Closing Date, all Plans by name and provides a brief description identifying (i) the type of Plan, (ii) the funding arrangements for the Plan and (iii) the Company’s obligations under the Plan.

        (b)    (i) All contributions, premium payments and other payments required to be made in connection with the Plans have been made, (ii) a proper accrual has been made on the books of account of the Company for all contributions, premium payments and other payments due in the current fiscal year, and (iii) the Company is not liable for any accumulated funding deficiency not set forth in Schedule 4.21 and the projected benefit obligations do not exceed the assets of the Plan.

        (c)    The consummation of the transactions contemplated by this Agreement will not (i) cause any Plan to increase benefits payable to any participant or beneficiary, (ii) entitle any current or former employee of the Company or any Subsidiary to severance pay, unemployment compensation or any other payment, benefit or award or (iii) accelerate or modify the time of payment or vesting, or increase the amount of any benefit, award or compensation due any such employee.

        (d)    No Litigation is pending with regard to any Plan other than routine uncontested claims for benefits.

        4.22    Affiliate Transactions. No Insider has any Contract with the Company or any Subsidiary (other than employment not represented by a written Contract and terminable at will), any loan to or from the Company or any interest in any assets (whether real, personal or mixed, tangible or intangible) used in or pertaining to the business of the Company or any Subsidiary (other than ownership of capital stock of the Company). No Insider has any direct or indirect interest in any competitor, supplier or customer of the Company or any Subsidiary or in any Person from whom or to whom the Company or any Subsidiary leases any property, or in any other Person with whom the Company or any Subsidiary otherwise transacts business of any nature. Schedule 4.22 lists all transactions between the Company or any Subsidiary and each Insider for each of the last three fiscal years and since the Last Fiscal Year End.

        4.23    Brokerage. No Person will be entitled to receive any brokerage commission, finder’s fee, fee for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any Contract made by or on behalf of the Company for which Chilco or the Company is or could become liable or obligated.

        4.24    Availability of Documents. Shareholders have delivered to Chilco correct and complete copies of the items referred to in the Disclosure Schedule or in this Agreement (and in the case of any items not in written form, a written description thereof).

        4.25    Solvency.

        (a)    The Company is not insolvent and will not be rendered insolvent by any of the transactions contemplated by this Agreement. As used in this Section 4.25, “insolvent” means that the sum of the debts and other probable Liabilities of the Company exceeds the present fair saleable value of its assets.

        (b)    Immediately after giving effect to the consummation of the transactions contemplated by this Agreement, (i) the Company will be able to pay its Liabilities as they become due in the usual course of its business; (ii) the Company will not have unreasonably small capital with which to conduct its present or proposed Business; (iii) the Company will have assets (calculated at fair market value) that exceed its Liabilities; (iv) taking into account all pending and threatened litigation, final judgments against the Company in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, the Company will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) as well as all other obligations of the Company; and (v) the cash available to the Company, after taking into account all other anticipated uses of the cash, will be sufficient to pay all such debts and judgments promptly in accordance with their terms.

        4.26    Disclosure.

        (a)    This Agreement, the exhibits, the Disclosure Schedule, the Annual Financial Statements or the Latest Financial Statements do not contain any untrue statement or omit any material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

        (b)    Except as set forth in this Agreement or the Disclosure Schedule, there is no fact that has specific application to the Company (other than general economic or industry conditions) and that may materially adversely affect the assets, business, prospects, financial condition or results of operations of the Company.

V.   Representations and Warranties of Chilco

        Chilco represents and warrants to Shareholders that as of the date of this Agreement (except as otherwise provided) and as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement):

        5.1    Incorporation; Power and Authority. Chilco is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, with all necessary power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements to which it will become a party. It is a “reporting issuer” under the Exchange Act, that is required to file reports with the Securities and Exchange Commission under Section 13 of the Exchange Act (the “Chilco SEC Reports”); it is current in the filing of all required SEC Reports; and the SEC Reports are true and correct in every material respect. Its common stock is quoted on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. under the symbol “CHRH”.

        5.2    Capitalization. The authorized capital stock of Chilco consists of 100,000,000 shares of common voting stock, having a par value of $0.001 per share, of which 2,200,000 shares will be issued and outstanding, all fully paid and non-assessable immediate prior to the Closing; except as may be provided herein, there are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued capital stock of Chilco.

        5.3    Valid and Binding Agreement. The execution, delivery and performance of this Agreement and the Ancillary Agreements to which it will become a party by Chilco have been duly and validly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Chilco and constitutes the valid and binding obligation of Chilco, enforceable against it in accordance with its terms, subject to the Remedies Exception. Each Ancillary Agreement to which Chilco will become a party, when executed and delivered by Chilco, will constitute the valid and binding obligation of Chilco, enforceable against Chilco in accordance with its terms, subject to the Remedies Exception.

        5.4    No Breach; Consents. The execution, delivery and performance of this Agreement and the Ancillary Agreements to which it will become a party by Chilco will not (a) contravene any provision of the Organizational Documents of Chilco; (b) violate or conflict with any Law, Governmental Order or Governmental Authority; (c) conflict with, result in any breach of any of the provisions of, constitute a default (or any event that would, with the passage of time or the giving of notice or both, constitute a default) under, result in a violation of, increase the burdens under, result in the termination, amendment, suspension, modification, abandonment or acceleration of payment (or any right to terminate) or require a Consent, including any Consent under any Contract or Governmental Authorization that is either binding upon or enforceable against Chilco; or (d) require any Governmental Authorization.

        5.5    Brokerage. No Person will be entitled to receive any brokerage commission, finder’s fee, fee for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any Contract made by or on behalf of Chilco for which any Shareholder is or could become liable or obligated.

        5.6    Investment Intent. Chilco is acquiring the Shares for its own account for investment purposes, and not with a view to the distribution thereof.

        5.7    Chilco Common Stock. The shares of Chilco Common Stock will, when issued and delivered in accordance with this Agreement, be duly authorized, validly issued, fully paid and nonassessable.

        5.8    SEC Filings; Financial Statements.

        (a)    Chilco has filed all Chilco SEC Reports required to be filed by it during the 12 months immediately preceding the date of this Agreement with the SEC. Chilco SEC Reports (i) were prepared in all material respects in accordance with all applicable requirements of the Securities Act and the Exchange Act, as applicable, and (ii) did not, at the time they were filed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation in clause (ii) of the preceding sentence does not apply to any misstatement or omission in any Chilco SEC Report that was superseded by subsequent Chilco SEC Reports.

        (b)    The audited consolidated financial statements and unaudited consolidated interim financial statements of Chilco and its consolidated Subsidiaries included or incorporated by reference in Chilco SEC Reports have been prepared in accordance with GAAP consistently applied during the periods indicated (except as may otherwise be indicated in the notes) and present fairly the financial position, results of operations and cash flows of Chilco and its consolidated Subsidiaries on a consolidated basis at the respective dates and for the respective periods indicated (except interim financial statements may not contain all notes and are subject to year-end adjustments).

        5.9    Certain Tax Matters.

        Neither Chilco nor any affiliate has taken or agreed to take any action or knows of any circumstances that (without regard to any action or agreed to be taken by any Shareholder or any affiliate) would prevent the acquisition contemplated by this Agreement from qualifying as a reorganization within the meaning of Section 368(a)(1)(B) of the Code.

        5.10    Undisclosed Liabilities.

        Chilco has no liabilities of any nature except to the extent reflected or reserved against in its balance sheets, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due.

        5.11    Interim Changes.

        Since the date of its balance sheets, except as set forth in Exhibit F, there have been no (1) changes in financial condition, assets, liabilities or business of Chilco which, in the aggregate, have been materially adverse; (2) damages, destruction or losses of or to property of Chilco, payments of any dividend or other distribution in respect of any class of stock of Chilco, or any direct or indirect redemption, purchase or other acquisition of any class of any such stock; or (3) increases paid or agreed to in the compensation, retirement benefits or other commitments to employees.

        5.12    Title to Property. Chilco has good and marketable title to all properties and assets, real and personal, reflected in its balance sheets, and the properties and assets of Chilco are subject to no mortgage, pledge, lien or encumbrance, except for encumbrances for Taxes and other governmental charges and assessments (except assessments for public improvements levied, pending or deferred) that are not yet due and payable or which are being contested in good faith by appropriate proceedings (provided required payments have been made in connection with any such contest), (ii) encumbrances of carriers, warehousemen, mechanics’ and materialmen and other like encumbrances arising in the Ordinary Course of Business (provided lien statements have not been filed as of the Closing Date), (iii) statutory encumbrances in favor of lessors arising in connection with any leased property leased to Chilco, and (iv) encumbrances that will be removed prior to or in connection with the Closing.

        5.13    Litigation. There is no litigation or proceeding pending, or to the knowledge of Chilco, threatened, against or relating to Chilco, its properties or business, except as set forth in Schedule 5.13. Further, no officer, director or person who may be deemed to be an affiliate of Chilco is party to any material legal proceeding which could have an adverse effect on the Company (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to Chilco.

        5.14    Books and Records. From the date of this Agreement to the Closing, Chilco will (1) give to the Company or its representatives full access during normal business hours to all of its offices, books, records, contracts and other corporate documents and properties so that the Company or its representatives may inspect and audit them; and (2) furnish such information concerning the properties and affairs of Chilco as the Company or its representatives may reasonably request.

        5.15    Tax Returns. Chilco has filed all federal and state income or franchise tax returns required to be filed or has received currently effective extensions of the required filing dates.

        5.16    Confidentiality. Until the Closing (and thereafter if there is no Closing), Chilco and its representatives will keep confidential any information which they obtain from the Company concerning the properties, assets and business of the Company. If the transactions contemplated by this Agreement are not consummated by July 31, 2005, Chilco will return to the

Company all written matter with respect to the Company obtained by Chilco in connection with the negotiation or consummation of this Agreement.

        5.17    Environmental Matters. Chilco has no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of Chilco. In addition, to the best knowledge of Chilco, there are no substances or conditions which may support a claim or cause of action against Chilco or any of Chilco’ current or former officers, directors, agents or employees, whether by a governmental agency or body, private party or individual, under any Hazardous Materials Regulations. “Hazardous Materials” means any oil or petrochemical products, PCB’s, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” under any applicable federal or state laws or regulations. “Hazardous Materials Regulations” means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

        5.18    Access to Information Regarding the Company. Chilco acknowledge that they have been delivered copies of what has been represented to be documentation containing all material information respecting the Company and its present and contemplated business operations, potential acquisitions, management and other factors; that they have had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with their legal counsel, directors and executive officers; that they have had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of the Company, and with the legal and accounting firms of the Company, with respect to such documentation; and that to the extent requested, all questions raised have been answered to their complete satisfaction. Chilco acknowledge that the Company is a high risk early development stage company that is subject to all the attendant risks and uncertainties of similarly situated foreign based hotel and casino businesses.

VI.   Agreements of Shareholders and Chilco

        6.1    Company Conduct of the BusinessShareholders will cause each of the Company and the Subsidiaries to observe the following provisions to and including the Closing Date:

(a) each of the Company and the Subsidiaries will conduct its business only in, and neither the Company nor any Subsidiary will take any action except in, the Ordinary Course of Business and in accordance with applicable Law;

(b) neither the Company nor any Subsidiary will amend or modify any Material Contract or enter into any Contract that would have been a Material Contract if such Contract had been in effect on the date of this Agreement;

(c) each of the Company and the Subsidiaries will (i) use its best efforts to preserve its business organization and goodwill, keep available the services of its officers, employees and consultants and maintain satisfactory relationships with vendors, customers and others having business relationships with it, (ii), subject to applicable Laws, confer on a regular and frequent basis with representatives of Buyer to report operational matters and the general status of ongoing operations as requested by Buyer and (iii) not take any action that would render, or that reasonably may be expected to render, any representation or warranty made by Sellers in this Agreement untrue at the Closing as though then made and as though the Closing Date had been substituted for the date of this Agreement in such representation or warranty;

(d) neither the Company nor any Subsidiary will cancel or terminate its current insurance policies or allow any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated or lapsed policies for substantially similar premiums are in full force and effect.

        6.2    Company Notice of Developments. Shareholders will promptly notify Chilco of any emergency or other change in the Ordinary Course of Business of the Company or any Subsidiary or the commencement or threat of Litigation. Shareholders will promptly notify Buyer in writing if any Shareholder should discover that any representation or warranty made by such Shareholder in this Agreement was when made, has subsequently become or will be on the Closing Date untrue in any respect. No disclosure pursuant to this Section 6.2 will be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any inaccuracy, misrepresentation, breach of warranty or breach of agreement.

        6.3    Company Audited Financial Statements. Shareholders and the Company, jointly and severally, agree with Chilco that no later than the earlier of (i) 60 days after the Closing Date or (ii) the date that permits the filing of any registration statement required to be filed under the terms of the Financing Transaction, the Company shall deliver consolidated balance sheet of the Company and its consolidated Subsidiaries and the consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its consolidated Subsidiaries as of the date and period as may be required to comply with Chilco’s SEC reporting obligations of the Company and the audited consolidated balance sheet, as of the Last Fiscal Year End and for the each of the prior fiscal year ends, of the Company and its consolidated Subsidiaries and the audited consolidated statements of income, changes in shareholders’ equity and cash flows, including the notes, of the Company and its consolidated Subsidiaries for each of the three years ended on the Last Fiscal Year End (collectively, the “Audited Financial Statements”), prepared in accordance with GAAP consistently applied during the periods indicated and present fairly the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries on a consolidated basis at the respective dates and for the respective periods indicated, and audited by an independent public accountant properly registered and qualified by the United States Public Company Accounting Oversight Board.

        6.4    Shareholder Post-Closing Access. After the Closing Date, Shareholders will afford to Chilco, its accountants and counsel, during normal business hours, upon reasonable request, full access to the books and records of Shareholders pertaining to each of the Company and the Subsidiaries.

        6.5    Shareholder Litigation Support. In the event and for so long as Chilco, the Company or any Subsidiary is actively contesting or defending against any Litigation in connection with any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction existing or occurring on or prior to the Closing Date involving the Company or any Subsidiary, each Shareholder will cooperate in the contest or defense, make available its personnel and provide such testimony and access to its books and records as may be necessary in connection with the contest or defense, at the cost and expense of Chilco (unless and to the extent Chilco is entitled to indemnification therefor under Article IX).

        6.6    Shareholder Release of Claims. Shareholders and their successors and assigns waive, release and agree not to bring any claim, demand, cause of action or proceeding, including any cost recovery action, against Chilco under Environmental Law now existing or hereinafter enacted.

        6.7    Chilco Listing. Chilco will use its best efforts to cause Chilco Common Stock to remain be eligible for quotation on the NASD Over-the-counter Bulletin Board.

        6.8    Chilco Employee Matters. Employees of the Company and its Subsidiaries will continue as employees on the Closing Date, subject to the right to terminate the employment of such employees in accordance with applicable Law.

        6.9    Chilco Tax Matters.

        None of Chilco or any Shareholder will take any action that (without regard to any action taken or agreed to be taken by any other party or its affiliates) would prevent the acquisition contemplated by this Agreement from qualifying as a reorganization within the meaning of Section 368(a)(1)(B) of the Code.

VII.  Conditions to Closing

        7.1    Conditions to Chilco’s Obligations. The obligation of Chilco to take the actions required to be taken by it at the Closing is subject to the satisfaction or waiver, in whole or in part, in Chilco’s sole discretion (but no such waiver will waive any rights or remedy otherwise available to Chilco), of each of the following conditions at or prior to the Closing:

(a) Except as would not have a Material Adverse Effect, the representations and warranties set forth in Articles III and IV, after the word or phrase “material” and “Material Adverse Effect” have been removed, will be true and correct at and as of the Closing Date as though then made and as though the Closing Date had been substituted for the date of this Agreement in such representations and warranties, except that any representation or warranty expressly made as of a specified date will only need to have been true on and as of such date (without taking into account any supplemental disclosures after the date of this Agreement by Shareholders or the Company or the discovery of information by Chilco);

(b) The Shareholders will have performed and complied with each of their agreements contained in this Agreement in all material respects;

(c) Each Required Consent will have been obtained and be in full force and effect and such actions as Chilco’s counsel may reasonably require will have been taken in connection therewith;

(d) Chilco will have obtained each Governmental Authorization required to operate the business of the Company in the manner it was operated prior to the Closing Date;

(e) No Material Adverse Effect will have occurred; and

(f) The Company will have delivered each of the agreements, certificates, instruments and other documents that it is obligated to deliver pursuant to Section 2.4(c)(i), and such agreements so delivered will be in full force and effect.

        7.2    Conditions to Shareholders’ Obligations. The obligation of Shareholders to take the actions required to be taken by them at the Closing is subject to the satisfaction or waiver, in whole or in part, in the sole discretion of Shareholders’ Representative (but no such waiver will waive any right or remedy otherwise available under this Agreement), of each of the following conditions at or prior to the Closing:

(a) The representations and warranties set forth in Article V will be true and correct in all material respects;

(b) Chilco will have performed and complied with each of its agreements contained in this Agreement in all material respects;

(c) No Law or Governmental Order will have been enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement by any Governmental Entity that prohibits the Closing;

(d) No Chilco Material Adverse Effect will have occurred;

(e) Chilco will have delivered each of the certificates, instruments and other documents that it is obligated to deliver pursuant to Section 2.4(c)(ii);

(f) The Board of Directors of the Chilco shall be, immediately upon Closing, comprised of six directors, including Tom Liu, Wai Yung Lau, Nan Zheng Zhang, Yong Yang and Sean Sullivan and one director designated by the Chilco’s Board of Directors; and

(g) Tom Liu shall be appointed Chairman of the Board of Directors and Chief Executive Officer of the Chilco effective immediately upon Closing.

VIII.   Post Closing Covenants and Escrow Releases

        8.1    Financing Transaction. Chilco shall, and each of the Shareholder Principals shall take all reasonable actions to, complete the Financing Transaction as soon as practicable after the Closing Date. The Shareholders and Chilco agree that Chilco shall, and each of the Shareholder Principals shall take all reasonable actions to, obtain the highest price per share of common stock, or any rights, options or warrants to purchase, or securities of any type whatsoever) issued by Chilco in connection with the Financing Transaction or Subsequent Financing Transaction (as defined in Section 8.2) shall be in excess of $1.00 per share (the “Minimum Share Price ”).

        8.2    Subsequent Financing. Chilco shall, and each of the Shareholder Principals shall take all reasonable actions to, complete as soon as practicable after the closing the Financing Transaction and a subsequent financing transaction of an additional $20,000,000 (of which the last $5,000,000 shall be raised to satisfy the co sale rights of the Shareholder Principals under Section 8.4) on or before the third anniversary of the Closing Date (the “Subsequent Financing Transaction”).

        8.3     Escrow Release for Below Minimum Price Offering.

(a) The Shareholders and Chilco agree that the following are material inducements for Chilco to enter into this Agreement: (i) completing the Financing Transaction at or above the Minimum Share Price and avoiding unanticipated dilution to Chilco’s existing shareholders and (ii) delivery of the Audited Financial Statements pursuant to Section 6.3 .

(b) The Parties agree that the Shareholders shall place that number of Shareholder Escrowed Shares set forth beside such Shareholders name under the heading “Shareholder Escrow Shares” in Schedule 2.2 of Exhibit B attached hereto into the Escrow. The Shareholders authorize the Shareholder Representative to enter into the Escrow Agreement on their behalf, pursuant to which the Shareholder Escrowed Shares shall be returned to Chilco and cancelled in lieu of an obligation to indemnify Chilco for any and all losses, costs, damages, liabilities and expenses, arising out of any breach the covenants set forth in Section 6.3 or 8.1. The Parties agree that it would be difficult to quantify the damages resulting from the breach of the covenants set forth in Sections 6.3 and 8.1, and further agree that it is in the best interest of the Parties to establish in advance the amount and nature of damages to be paid by the Shareholders for breach of such covenants. The liquidated damages shall be payable (on a pro rata basis among the Shareholders) as follows:

(i)	if any shares of common stock (or other securities exercisable or convertible to acquire a share of common stock) are issued by Chilco in connection with the Financing Transaction (or any financing or other transaction beginning on the Closing Date and ending on the closing date of a Financing Transaction) at a price (or exercise or conversion price) below the Minimum Share Price, then the number of Shareholder Escrowed Shares to be cancelled as liquidated damages and not a penalty for the breach of the covenant set forth in Section 8.1 shall be calculated as follows:

X = (A/B) — A

where: X = Number of Shareholder Escrow Shares Cancelled

A = 5,000,000

B = Purchase Price Per Share

For the purposes of this Agreement, “Purchase Price Per Share”shall be determined based on completing the Financing Transaction to raise a minimum of $5,000,000 and is defined as cash consideration received or to be received by Chilco or the fair market value of any property received or to be received by Chilco (as shall be verified by Chilco’s independent accounting firm) for each Chilco Common Share issued or to be issued pursuant to exercise or conversion of any convertible or exchangeable security. For greater certainty and by way of example in Section 8.3(b)(i), if Chilco, under one or more financing arrangements, issues 6,250,000 shares of common stock at $0.80 per share, then the Escrow Agent shall release to Chilco for cancellation an aggregate of 1,250,000 shares of common stock (5,000,000/$0.80 minus 5,000,000 = 1,250,000) as liquidated damages.

(ii)	if the Shareholders breach the covenant set forth in Section 6.3, then 360,000 Escrowed Shares shall be cancelled as liquidated damages and not a penalty for the breach of the covenant.

(c) The Parties agree that the covenants set forth in Sections 6.3 and 8.1 are a material inducement for Chilco to enter into this Agreement and that the cancellation of the Shareholder Escrowed Shares is a reasonable measure of damages, and not a penalty, for breach of the covenants set forth in Section 6.3 or 8.1. The cancellation of the Shareholder Escrowed Shares (under the terms and conditions set forth in the Escrow Agreement) as liquidated damages shall be Chilco’s sole and exclusive remedy for any principal’s breach of the covenants set forth in Sections 6.3 or 8.1 of this Agreement.

(d) The Parties agree that any claim under this Section 8.3 shall be made in accordance with the terms and conditions set forth in the Escrow Agreement. Upon the later of fifteen business (15) days following (i) the date Chilco has closed the Financing Transaction or (ii) the delivery of the Audited Financial Statements under Section 6.3 of this Agreement any Shareholder Escrowed Shares, not otherwise subject to a claim under Section 8.3(b) of this Agreement, shall be released to the Shareholders on a pro rata basis.

        8.4    Co-Sale of Shareholder Principal Securities.

(a) Chilco shall use commercially reasonable efforts to permit the Shareholder Principals to offer and sale up to 1,250,000 shares of Chilco Common Stock to investors in one or more private transactions in connection with the Subsequent Financing Transaction; provided that Chilco has first raised $15,000,000 in the Subsequent Financing Transaction for the corporation.

(b) The Parties agree that each of the Shareholder Principals shall place into Escrow that number of Escrowed Shares set forth beside such Shareholder Principal’s name under the heading “Financing Escrow Shares” in Schedule 2.2 of Exhibit B attached hereto. The Shareholder Principals authorize the Shareholder Representative to enter into the Escrow Agreement on their behalf, pursuant to which the Escrow Agent will hold the Finance Escrow Shares until Chilco has raised a total of $15,000,000 in the Subsequent Financing Transaction for the corporation and the Escrow Agent shall release the Finance Escrow Shares under the terms of Section 8.4(c) of this Agreement.

(c) After the Finance Escrowed Shares are eligible for release, Chilco will use commercially reasonable efforts to offer and sell the Finance Escrowed Shares on behalf of the Shareholder Principals (on a pro rata basis among the Shareholder Principals) on the similar terms and conditions as Chilco has offered and sold shares of Chilco Common Stock in the Subsequent Financing Transaction. Chilco will not offer shares of Chilco Common Stock for its own behalf until the Shareholder Principals have sold Finance Escrow Shares for proceeds of $5,000,000 or all of the Finance Escrow Shares are released from Escrow. The Shareholder Principals shall receive all of proceeds from the sale of the Finance Escrow Shares.

(d) The Escrow Agent shall release the Finance Escrow Shares as follows: (i) to the purchasers of Finance Escrow Shares pursuant to Section 8.4(c) and any remaining Finance Escrow Shares to the Shareholder Principals once the Shareholder Principals have sold Finance Escrow Shares for proceeds of $5,000,000; or (ii) to the Shareholder Principals if Chilco has not raised $15,000,000 in the Subsequent Financing Transaction prior to the third anniversary of the Closing Date.

        8.5    Escrow Release to Rightholders.

    (a)    Chilco agrees that the following are material inducements for Chilco to enter into this Agreement: (i) completing the Financing Transaction at or above the Minimum Share Price within thirty (30) days of the Company delivering the Audited Financial Statements to Chilco and (ii) completing the Subsequent Financing Transaction within twelve (12) months of the Closing Date. The Parties acknowledge that the Consultant Rights would have vested, in part, only upon closing of the Financing Transaction, subject to certain redemption and cancellation rights if the Subsequent Financing Transaction is not closed within twelve (12) months of the Closing Date.

    (b)    The Parties agree that each of the Shareholders shall place into the Escrow that number of Rightholder Escrowed Shares set forth beside such Shareholder’s name under the heading “Rightholder Escrow Shares” in Schedule 2.2 of Exhibit B attached hereto to satisfy the Company’s obligations to the Rightholders under the Consulting

Agreements. The Shareholders authorize the Shareholder Representative to enter into the Escrow Agreement on their behalf, pursuant to which the Escrow Agent will hold the Rightholder Escrow Shares and release the Finance Escrow Shares as follows:

(i) the Escrow Agent shall release the Rightholder Escrow Shares to the Rightholders, in the number set forth beside such Shareholder’s in Schedule 2.3(c) of Exhibit B attached hereto subject to adjustments pursuant to Section 2(d) of this Agreement), if Chilco has raised a total of $5,000,000 in the Financing Transaction for the corporation within thirty (30) days of the Company delivering the Audited Financial Statements to Chilco, subject to a redemption and cancellation right by Chilco with respect to sixty percent (60%) of the Rightholder Escrow Shares released to the Rightholders (in the amounts set forth on Schedule 2.3(c) of Exhibit B) if Chilco has not raised a total of $5,000,000, $10,000,000, $15,000,000 and $20,000,000 (which amount shall include the proceeds paid to the Shareholder Principals under the co sale rights set forth in Section 8.4), in the Subsequent Financing Transaction for the corporation within six (6) or twelve (12) months from the Closing Date; and

(ii) the Escrow Agent shall release one hundred percent (100%) of the Rightholder Escrow Shares to Chilco for cancellation if Chilco has not raised a total of $5,000,000 in the Financing Transaction for the corporation within thirty days of the Company delivering the Audited Financial Statements to Chilco.

(c) The Shareholders and Chilco agree that the cancellation of the Rightholder Escrow Shares is a reasonable measure of damages, and not a penalty, for the failure of the conditions set forth in Section 8.5(a) of this Agreement. The cancellation of the Rightholder Escrowed Shares (under the terms and conditions set forth in the Escrow Agreement) as liquidated damages shall be Chilco’s sole and exclusive remedy for the failure of the condition set forth in Section 8.5(a) of this Agreement.

IX.   Indemnification

        9.1    Indemnification by Shareholder Principals.

        (a)    Shareholder Principals will, jointly and severally, indemnify each of Chilco, the Company and the Subsidiaries (collectively, for purposes of this Article IX only, “Chilco”) and hold it harmless against any Loss, whether or not actually incurred prior to the applicable date referred to in Section 9.1(b), arising from, relating to or constituting any breach or inaccuracy in any of the representations and warranties of the Company contained in Article IV of this Agreement or in the Disclosure Schedule or any closing certificate delivered by or on behalf of Shareholders pursuant to this Agreement (any such breach or inaccuracy to be determined without regard to any qualification for “materiality,” “in all material respects” or similar qualification) or any breach of any of the agreements of the Company contained in this Agreement (collectively, “Chilco Losses”).

        (b)    If Chilco has a claim for indemnification under this Section 9.1, Chilco will deliver to Shareholders Representative one or more written notices of Chilco Losses (each a “Chilco Claim”), prior to the period expiring on the later of: (i) the three month anniversary of the Closing Date or (ii) three months following delivery of the Audited Financial Statement pursuant to Section 6.3 of this Agreement. Shareholder Principals will have no liability under this Section 9.1 unless the written notices required by the preceding sentence are given by the date specified. Any Chilco Claim will state in reasonable detail the basis for such Chilco Losses to the extent then known by Chilco and the nature of Chilco Loss for which indemnification is sought, and it may state the amount of Chilco Loss claimed. If such Chilco Claim (or an amended Chilco Claim) states the amount of Chilco Loss claimed and Shareholders Representative notifies Chilco that Shareholders Representative does not dispute the claim described in such notice or fails to notify Chilco within 20 business days after delivery of such notice by Chilco whether Shareholders disputes the claim described in such notice, Chilco Loss in the amount specified in Chilco’s notice will be admitted by Shareholders (an “Admitted Claim”), and Shareholders will pay the amount of such Chilco Loss to Chilco. If Shareholders Representative has timely disputed the liability of Shareholders with respect to a Chilco Claim (or an amended Chilco Claim) stating the amount of an Chilco Loss claimed, Shareholders Representative and Chilco will proceed in good faith to negotiate a resolution of such dispute. If a claim for indemnification has not been resolved within 30 days after delivery of the Shareholders Representative’s notice, Chilco may seek judicial recourse. If a Chilco Claim does not state the amount of Chilco Loss claimed, such omission will not preclude Chilco from recovering from Shareholders the amount of Chilco Loss described in such Chilco Claim if any such amount is subsequently provided in an amended Chilco Claim. In order to assert its right to indemnification under this Article X, Chilco will not be required to provide any notice except as provided in this Section 9.1(b).

        (c)    Shareholders will pay the amount of any Chilco Loss to Chilco within 10 days following the determination of Shareholders’ liability for and the amount of a Chilco Loss (whether such determination is made pursuant to the procedures set forth in this Section 9.1, by agreement between Chilco and Shareholders Representative, by arbitration award or by final adjudication).

        9.2    Indemnification by Chilco Principals.

        (a)    Chilco Principals will jointly and severally indemnify Shareholders and hold them harmless against any Loss, whether or not actually incurred prior to the date referred to in Section 9.2(b), arising from, relating to or constituting (i) any breach or inaccuracy in any of the representations and warranties of Chilco contained in this Agreement or in any certificate delivered by or on behalf of Chilco pursuant to this Agreement (any such breach or inaccuracy to be determined without regard to any qualification as to “materiality,” “in all material respects” or similar qualification) or (ii) any breach of any of the agreements of Chilco contained in this Agreement (“Shareholders Losses”).

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        (b)    If Shareholders have a claim for indemnification under this Section 9.2, Shareholders will deliver to Chilco one or more written notices of Shareholders Losses prior to the last day of the period expiring on the later of: (i) the three month anniversary of the Closing Date or (ii) three months following delivery of the Audited Financial Statement pursuant to Section 6.3 of this Agreement. Chilco will have no liability under this Section 9.2 unless the written notices required by the preceding sentence are given in a timely manner. Any written notice will state in reasonable detail the basis for such Shareholders Losses to the extent then known by Shareholders and the nature of Shareholders Losses for which indemnification is sought, and it may state the amount of Shareholders Losses claimed. If such written notice (or an amended notice) states the amount of Shareholders Losses claimed and Chilco notifies Shareholders that Chilco does not dispute the claim described in such notice or fails to notify Shareholders within 20 business days after delivery of such notice by Shareholders whether Chilco disputes the claim described in such notice, Shareholders Losses in the amount specified in Shareholders’ notice will be admitted by Chilco, and Chilco will pay the amount of such Shareholders Losses to Shareholders. If Chilco has timely disputed its liability with respect to such claim, Chilco and Shareholders Representative will proceed in good faith to negotiate a resolution of such dispute. If a claim for indemnification has not been resolved within 30 days after delivery of Chilco’s notice, the Shareholders may seek judicial recourse. If a written notice does not state the amount of Shareholders Losses claimed, such omission will not preclude Shareholders from recovering from Chilco the amount of Shareholders Losses with respect to the claim described in such notice if any such amount is promptly provided once determined. In order to assert its right to indemnification under this Article X, Shareholders will not be required to provide any notice except as provided in this Section 9.2.

        (c)    Chilco will pay the amount of any Shareholders Losses to Shareholders within 10 days following the determination of Chilco’s liability for and the amount of the Shareholders Losses (whether such determination is made pursuant to the procedures set forth in this Section 9.2, by agreement between Shareholders and Chilco, by arbitration award or by final adjudication).

        9.3    Indemnification in Case of Strict Liability or Indemnitee Negligence. THE INDEMNIFICATION PROVISIONS IN THIS ARTICLE IX WILL BE ENFORCEABLE REGARDLESS OF WHETHER THE LIABILITY IS BASED UPON PAST, PRESENT OR FUTURE ACTS, CLAIMS OR LAWS (INCLUDING ANY PAST, PRESENT OR FUTURE BULK SALES LAW, ENVIRONMENTAL LAW, FRAUDULENT TRANSFER ACT, OCCUPATIONAL SAFETY AND HEALTH LAW OR PRODUCTS LIABILITY, SECURITIES OR OTHER LAW) AND REGARDLESS OF WHETHER ANY PERSON (INCLUDING THE PERSON FROM WHOM INDEMNIFICATION IS SOUGHT) ALLEGES OR PROVES THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF THE PERSON SEEKING INDEMNIFICATION OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED UPON THE PERSON SEEKING INDEMNIFICATION.

X.   General

        10.1    Press Releases and Announcements. Any public announcement, including any announcement to employees, customers, suppliers or others having dealings with the Company or any Subsidiary, or similar publicity with respect to this Agreement or the transactions contemplated by this Agreement, will be issued, if at all, at such time and in such manner as Chilco determines and approves. Chilco will have the right to be present for any in-person announcement by the Company. Unless consented to by Chilco or required by Law, Shareholders will keep, and Shareholders will cause each of the Company and the Subsidiaries to keep, this Agreement and the transactions contemplated by this Agreement confidential.

        10.2    Expenses. Except as otherwise expressly provided for in this Agreement, Shareholders, on the one hand, and Chilco, on the other hand, will each pay all expenses incurred by each of them (and, in the case of Shareholders, the expenses incurred by the Company and Shareholders Representative) in connection with the transactions contemplated by this Agreement, including legal, accounting, investment banking and consulting fees and expenses incurred in negotiating, executing and delivering this Agreement and the other agreements, exhibits, documents and instruments contemplated by this Agreement (whether the transactions contemplated by this Agreement are consummated or not). Shareholders agree that neither the Company nor any Subsidiary has borne or will bear any of Shareholders’ expenses in connection with the transactions contemplated by this Agreement. Shareholders will pay all amounts payable to the title insurer in respect of the title commitments, copies of exceptions and title policies, including premiums (including premiums for endorsements), search fees and closing fees, and amounts payable to surveyors. Shareholders will pay the fees and expenses of the escrow agent under the Escrow Agreement.

        10.3    Amendment and Waiver. This Agreement may not be amended, a provision of this Agreement or any default, misrepresentation or breach of warranty or agreement under this Agreement may not be waived, and a consent may not be rendered, except in a writing executed by the party against which such action is sought to be enforced. Neither the failure nor any delay by any Person in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. In addition, no course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement. The rights and remedies of the parties to this Agreement are cumulative and not alternative.

        10.4    Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (i) when delivered if personally delivered by hand (with written confirmation of receipt), (ii) when received if sent by a nationally recognized overnight courier service (receipt requested), (iii) five business days after being mailed, if sent by first class mail, return receipt requested, or (iv) when receipt is acknowledged by an affirmative act of the party receiving notice, if sent by facsimile, telecopy or other electronic transmission device (provided that such an acknowledgement does not include an acknowledgment generated automatically by a facsimile or telecopy machine or other electronic transmission device). Notices, demands and communications to each of Chilco, Company, Shareholders and Shareholders Representative will, unless another address is specified in writing, be sent to the respective addresses indicated below:

If to Chilco:

Chilco River Holdings Inc. c/o Kenneth Sam, Esq. Dorsey & Whitney LLP 1420 Fifth Avenue, Suite 3400 Seattle, WA 98101 Attn: Gavin Roy Facsimile No. 206-903-8820

With a copy to:

Dorsey & Whitney LLP 1420 Fifth Avenue, Suite 3400 Seattle, WA 98101 Attn: Kenneth Sam, Esq. Facsimile No. 206-903-8820

If to Shareholders or Shareholders Representative:

Tom Liu c/o Wasserman Comden Casselman & Pearson, LLP 801 S. Garfield Avenue Alhambra, California 91801 Attn: Tim Chang, Esq. Facsimile No. 626-308-9538

With a copy to:

Wasserman Comden Casselman & Pearson, LLP 801 S. Garfield Avenue Alhambra, California 91801 Attn: Tim Chang, Esq. Facsimile No. 626-308-9538

If to Company:

KUBUK International, Inc. Attn: Tom Liu 157 Ponderosa Street La Puente, California 91471 Facsimile No. ___________________

        10.5    Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any party to this Agreement without the prior written consent of the other parties to this Agreement, except that Chilco may assign any of its rights under this Agreement to one or more Subsidiaries of Chilco, so long as Chilco remains responsible for the performance of all of its obligations under this Agreement. Subject to the foregoing, this Agreement and all of the provisions of this Agreement will be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

        10.6    No Third-Party Beneficiaries. Nothing expressed or referred to in this Agreement confers any rights or remedies upon any Person that is not a party or permitted assign of a party to this Agreement.

        10.7    Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        10.8    Complete Agreement. This Agreement and, when executed and delivered, the Ancillary Agreements contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral. Shareholders acknowledge that Chilco has made no representations, warranties, agreements, undertakings or promises except for those expressly set forth in this Agreement or in agreements referred to herein that survive the execution and delivery of this Agreement.

        10.9    Schedules. The Disclosure Schedule contains a series of schedules corresponding to the sections contained in Articles III and IV. Nothing in the Disclosure Schedule is deemed adequate to disclose an exception to a representation or warranty made in this Agreement unless the Disclosure Schedule identifies in the corresponding schedule the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item is not deemed adequate to disclose an exception to a representation or warranty unless the representation or warranty relates solely to the existence of the document or other item itself. The schedules in the Disclosure Schedule relate only to the representations and warranties in the section and subsection of this Agreement to which they correspond and not to any other representation or warranty in this Agreement. In the event of any inconsistency between the statements in this Agreement and statements in the Disclosure Schedule, the statements in this Agreement will control and the statements in the Disclosure Schedule will be disregarded.

        10.10    Signatures; Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument. A facsimile signature will be considered an original signature.

        10.11    Governing Law. THE DOMESTIC LAW, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, OF THE STATE OF CALIFORNIA WILL GOVERN ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE PERFORMANCE OF THE OBLIGATIONS IMPOSED BY THIS AGREEMENT.

        10.12    Specific Performance. Each of the parties acknowledges and agrees that the subject matter of this Agreement, including the business, assets and properties of the Company and the Subsidiaries, is unique, that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached, and that the remedies at law would not be adequate to compensate such other parties not in default or in breach. Accordingly, each of the parties agrees that the other parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions of this Agreement in addition to any other remedy to which they may be entitled, at law or in equity (without any requirement that Chilco provide any bond or other security). The parties waive any defense that a remedy at law is adequate and any requirement to post bond or provide similar security in connection with actions instituted for injunctive relief or specific performance of this Agreement.

        10.13    Jurisdiction. Subject to the procedures specified in Article II, each of the parties submits to the exclusive jurisdiction of any state or federal court sitting in Los Angeles, California, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect to any such action or proceeding. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum.

        10.14    Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS

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AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10.14.

        10.15    Construction. The parties and their respective counsel have participated jointly in the negotiation and drafting of this Agreement. In addition, each of the parties acknowledges that it is sophisticated and has been advised by experienced counsel and, to the extent it deemed necessary, other advisors in connection with the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties intend that each representation, warranty and agreement contained in this Agreement will have independent significance. If any party has breached any representation, warranty or agreement in any respect, the fact that there exists another representation, warranty or agreement relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty or agreement. Any reference to any Law will be deemed to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The headings preceding the text of articles and sections included in this Agreement and the headings to the schedules and exhibits are for convenience only and are not be deemed part of this Agreement or given effect in interpreting this Agreement. References to sections, articles, schedules or exhibits are to the sections, articles, schedules and exhibits contained in, referred to or attached to this Agreement, unless otherwise specified. The word “including” means “including without limitation.” A statement that an action has not occurred in the past means that it is also not presently occurring. When any party may take any permissive action, including the granting of a consent, the waiver of any provision of this Agreement or otherwise, whether to take such action is in its sole and absolute discretion. The use of the masculine, feminine or neuter gender or the singular or plural form of words will not limit any provisions of this Agreement. A statement that an item is listed, disclosed or described means that it is correctly listed, disclosed or described, and a statement that a copy of an item has been delivered means a true and correct copy of the item has been delivered.

        10.16    Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

        IN WITNESS WHEREOF, Chilco, Shareholders and Shareholders Representative have executed this Share Exchange Agreement as of the date first above written.

CHILCO: Chilco River Holdings Inc. By: Name: Title: SHAREHOLDERS REPRESENTATIVE: Name: COMPANY: KUBUK International, Inc. By: Name: Title:	SHAREHOLDERS:

Tom Liu

______________________________

David Liu

______________________________

Lee Kuen Cheung

______________________________

Wai Yung Lau

______________________________

Zheng Liu

______________________________

Yizhi Zeng

______________________________

Luisa Wong

______________________________

Jack Xu

______________________________

Yong Yang

______________________________

Guoxiu Yan

______________________________

CONSENT OF SPOUSES:

CONSENT OF SPOUSE

The undersigned is the spouse of a Shareholder (as such term is defined therein) in the foregoing Share Exchange Agreement (the “Agreement”) dated as of July 15, 2005. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

I hereby acknowledge that I have carefully reviewed the Agreement and such other documents as I have deemed appropriate. I have had an opportunity to consult with legal counsel and have discussed the contents of the Agreement with legal counsel. I understand fully the transactions described in the Agreement, and I hereby approve of and consent to all such transactions. I am aware that by the provisions of the Agreement, my spouse agrees, among other things, to exchange securities in Kubuk for shares (the “Common Shares”) of common stock of Chilco, and to escrow a portion of such Common Shares under the terms of an Escrow Agreement, including my community property interests therein, if any, in accordance with the Agreement. I hereby agree, on behalf of myself and all persons who may claim on my behalf, that upon any legal separation from or dissolution of my marriage to my present spouse, or upon the death of my spouse, neither I nor anyone claiming on my behalf will seek to partition my or my spouse’s community property interest in the Kubuk shares or in the Common Shares and that in any such event I shall be entitled only to the value of my interest in such Common Shares, if any, and that I shall have no claim or right to Common Shares themselves.

EXECUTED this 15th day of July, 2005. ______________________________________